NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

RECORDING REQUESTED BY,

AND WHEN RECORDED, MAIL TO:

SILVERGATE BANK

4275 Executive Square

Suite 800

La Jolla, California 92037-1492

Attention: Commercial Loan Department

(SPACE ABOVE THIS LINE FOR RECORDER’S USE ONLY)

DEED OF TRUST

ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT

AND FIXTURE FILING

[Form of Deed of Trust Recorded with Brazoria, Chambers, Fort Bend, Galveston and Harris Counties, Texas]

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (the “Deed of Trust”) is made as of June 12, 2014, by REVEN HOUSING TEXAS, LLC, a Delaware limited liability company (“Trustor”), to FIDELITY NATIONAL TITLE AGENCY (“Trustee”), for the benefit of SILVERGATE BANK, a California corporation (“Beneficiary”), as beneficiary.

1. DEFINITIONS. Certain terms used in this Deed of Trust are defined below; and certain other terms used in this Deed of Trust are defined elsewhere in this Deed of Trust. Except as otherwise indicated: terms defined in the Note shall have the same meaning when used in this Deed of Trust or other Loan Document; and terms defined in the Loan Documents other than this Deed of Trust shall have the same meaning when used herein or in the Note.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person, or directly or indirectly.

“Change of Control” means an event or series of events occurring after the effective date of this Deed of Trust by which:

1. The passage of thirty days from the date upon which any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent, or control over fifty-one percent (51%) or more of the Equity Interests of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right); or

2. The occurrence of liquidation of Parent.

Deed of Trust

“Control” means (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power (i) to vote the majority of the outstanding voting securities of such person or entity; or (ii) to otherwise direct management policies of such person or entity by contract or otherwise.

“Event of Default” means the occurrence of any of the following, regardless of the cause thereof, or the circumstances giving rise thereto:

1.1.1 Trustor’s failure to make any payment when due in accordance with the terms of the Note, this Deed of Trust or any Loan Document;

1.1.2 Any of Trustor’s representations or warranties contained in the Note or any Loan Document is materially untrue;

1.1.3 A Transfer, other than a Permitted Transfer, occurs without the prior written consent of Beneficiary;

1.1.4 Should any party be identified on the Addendum attached hereto as Exhibit ”B” (the “Addendum”) as an “Additional Essential Party” (being collectively herein called the “Additional Essential Parties”), Trustor, any guarantor of the Note, any shareholder owning twenty percent (20%) or more of the shares of Trustor, any general partner, joint venturer, manager or any managing member of Trustor, or any successors and permitted assigns of any of them:

(a) file a petition in voluntary bankruptcy or for an arrangement or reorganization under any bankruptcy or insolvency laws, or debtor relief statutes (hereinafter referred to as a “Bankruptcy Proceeding”);

(b) file any answer in any Bankruptcy Proceeding or any other action or proceeding admitting insolvency or inability to pay its debts;

(c) fail to oppose, or fail to obtain a vacation or stay of, any involuntary Bankruptcy Proceeding within forty-five (45) days after the filing thereof;

(d) be granted a decree or order for relief, or be adjudicated a bankrupt or declared insolvent in any Bankruptcy Proceeding, whether voluntary or involuntary;

(e) have a trustee or receiver appointed for or have any court take jurisdiction of its property, or the major part thereof, or any of the Properties, in any voluntary or involuntary proceeding for the purpose of reorganization, arrangement, dissolution or liquidation, if such trustee or receiver is not discharged or if such jurisdiction is not relinquished, vacated or stayed on appeal or otherwise, within forty-five (45) days after the commencement thereof;

(f) make an assignment for the benefit of creditors;

(g) consent to any appointment of a receiver or trustee or liquidator of all of its property, or the major part thereof, or any of the Properties;

(h) have an attachment or execution levied with respect to, or other judicial seizure be effected for, all or substantially all of its assets or interest in any of the Properties, or the placing of any attachment, levy of execution, charging order, or other judicial seizure on the interest of any member in Trustor; or

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(i) dissolve as an entity, whether voluntarily or involuntarily, or by operation of law;

1.1.5 Failure by any guarantor of the Note, or of any obligation under any Loan Document, to perform any of its obligations under its guaranty agreement, or any of such guarantor’s representations or warranties contained in its guaranty, or in any other document or instrument furnished or delivered to Beneficiary in connection therewith, is materially untrue;

1.1.6 The entry of a final judgment, final order or final decree for the payment of money against Trustor, which is not satisfied and paid, or enforcement of which has not been stayed, within ten (10) days after the date of entry of such judgment, order or decree;

1.1.7 If (a) the term of any policy of insurance required by this Deed of Trust shall expire or lapse, or (b) Trustor receives notice of cancellation of any such policy and Trustor does not provide Beneficiary with written evidence of a replacement or renewal policy of insurance complying with this Deed of Trust at least five (5) business days prior to the date of cancellation or expiration of such policy;

1.1.8 A default shall have occurred under any other encumbrance or security agreement affecting any of the Properties whether senior or junior;

1.1.9 Trustor’s default in the performance of any other term, covenant or condition contained in the Note, this Deed of Trust or any other Loan Document, which is not cured within thirty (30) days after written notice of such default given by Beneficiary to Trustor (except that, if the default is such that it cannot be cured within said thirty (30) day period, and Trustor promptly commences the cure of such default within thirty (30) days after such written notice and diligently pursues such cure to completion, then such thirty (30) day period shall be extended to such period of time as may be reasonably necessary, but in no event more than a total of ninety (90) days); or

1.1.10 An “Event of Default” occurs defined in either of the “Other Deeds of Trust” (as defined below).

“Good Faith” as used in this Deed of Trust and the Loan Documents means honesty in fact (and is not intended to impose a standard of commercial reasonableness).

“Loan” means the loan evidenced by the Note.

“Loan Documents” means the Note, this Deed of Trust, that certain Holdback Agreement between Trustor and Beneficiary dated as of even date herewith (the “Holdback Agreement”), and any other documents or instruments now or hereafter securing or evidencing the Note or the obligations secured by this Deed of Trust or the Other Deeds of Trust (but not that certain Unsecured Environmental Indemnity Agreement of even date herewith by Trustor in favor of Beneficiary).

“Other Deeds of Trust” means those certain Deeds of Trust, Assignments of Leases and Rents, Security Agreements, and Fixture Filings, by Trustor in favor of Beneficiary, dated as of the date hereof, encumbering real property in (i) Galveston County, Texas and (ii) Harris, Fort Bend and Brazoria Counties, Texas.

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“Parent” means Reven Housing REIT, Inc., a Maryland corporation.

“Permitted Transfer” means (i) a transfer of all of the ownership interests in Trustor by Parent to a limited partnership (“Member”) Controlled by Parent and initially owned entirely by Parent, directly or indirectly; (ii) any Transfer of interests in Parent as a result of the sale of Parent’s stock on any nationally recognized securities exchange, inter-dealer quotation system or over-the-counter marketplace; or (iii) any issuance, sale, assignment, alienation conveyance, divestment, transfer, disposition, hypothecation, mortgage or encumbrance of any equity interest in Parent, provided that such issuance, transfer or encumbrance does not constitute a Change of Control.

“Person” means any person or entity.

“Personal Property” means all “Accounts”, “Cash proceeds”, “Chattel paper”, “Collateral”, “Commercial tort claims”, “Deposit accounts”, “Documents”, “Electronic chattel paper”, “Equipment”, “Fixtures”, “General intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment property”, “Letter-of-credit rights”, “Noncash proceeds”, “Payment intangibles”, “Proceeds”, “Software”, “Supporting Obligations”, and “Tangible chattel paper”, as defined in the Uniform Commercial Code (as such Uniform Commercial Code may be amended from time to time) and any and all other personal property in which Trustor has any interest, whether currently owned or hereafter acquired, relating to, generated from, arising out of or incidental to the ownership, development, use or operation of the Real Property (whether or not subsequently removed from the Real Property (other than that portion of the Properties consisting of the Real Property), including, without limitation, all (i) machinery and tools; (ii) rugs, carpets and other floor coverings; (iii) draperies and drapery rods and brackets, awnings, window shades, venetian blinds and curtains; (iv) lamps, chandeliers and other lighting fixtures; (v) office maintenance and other supplies; (vi) apparatus, appliances, furniture and furnishings, building service equipment, and building materials, supplies and equipment; (vii) rights, royalties, rents, security deposits, advance rentals, revenues, profits and benefits; (viii) leases, lease guarantees, contracts, contract rights, licenses, permits and certificates; (ix) deposits, funds, money and deposit accounts (including any accounts, including reserve accounts, established under any of the Loan Documents); (x) tenements, hereditaments and appurtenances; (xi) approvals and parcel maps (whether tentative or final), building permits and certificates of occupancy; (xii) names under or by which any of the Properties or any of the Improvements may at any time be operated or known and rights to carry on business under any such names or any variant thereof; (xiii) trademarks and good will; (xiv) management agreements, service contracts, supply contracts or other contracts or agreements; (xv) warranties; (xvi) water stock; (xvii) shares of stock or other evidence of ownership of any part of any of the Properties or Improvements that is owned by Trustor in common with others, and all documents of membership in any owners’ or members’ association or similar group having responsibility for managing, maintaining or operating any part of any of the Properties or Improvements; (xviii) plans and specifications prepared for construction of improvements on any of the Properties, or any part thereof, and studies, data and drawings related thereto, including, without limitation, studies, data or reports relating to toxic or hazardous wastes or materials located on any of the Properties and/or Improvements, and contracts and agreements of Trustor relating to the aforesaid plans and specifications or to the aforesaid studies, data, reports and drawings or to the construction of improvements on any of the Properties; (xix) sales agreements, deposit receipts, escrow agreements and other ancillary documents and agreements entered into respecting the sale to any purchasers of any part of the any of the Properties, and/or Improvements, together with all deposits and other proceeds of the sale thereof; (xx) damages, royalties and revenue of every kind, nature and description whatsoever that Trustor may be entitled to receive from any person or entity owning or having or hereafter acquiring a right to the oil, gas or mineral rights and reservations of any of the Properties; (xxi) deposits made with or other security given to utility companies by Trustor with respect to any of the Properties and/or Improvements; (xxii) advance payments of insurance premiums made by Trustor with respect to, and all claims or demands with respect to, insurance; (xxiii) negotiable certificates of deposit of Trustor in Beneficiary’s possession and all accounts of Trustor maintained with Beneficiary and each deposit account of Trustor assigned to Beneficiary pursuant to any agreement (including under that certain Holdback Agreement of even date herewith); (xxiv) insurance proceeds (including insurance proceeds for insurance not required under the terms of this Deed of Trust); (xxv) condemnation awards; (xxvi) causes of action, claims, compensation, awards and recoveries for any damage or injury to any of the Properties and/or Improvements or for any loss or diminution in value of any of the Properties and/or Improvements; (xxvii) books and records, including, without limitation, all computer records, computer tapes and electronic and electromagnetic representations and reproductions thereof; (xxviii) guaranties of and security for any of the foregoing; (xxix) all reserves and impounds and accounts held by Beneficiary in connection with the Loan (including the Holdback Account as defined in the Holdback Agreement); (xxx) all substitutions, renewals, improvements, attachments, accessions, additions and replacements to any of the foregoing; and all “Proceeds” (as such term is defined in the Uniform Commercial Code), collections, insurance proceeds and products of any of the property listed in (i) through (xxx) above, including without limitation, proceeds of any voluntary or involuntary disposition or claim respecting any part thereof (pursuant to judgment, condemnation award or otherwise) and all documents, instruments, general intangibles, goods, equipment, inventory, chattel paper, monies, accounts, deposit accounts and other personal property that may arise from the sale or disposition of any of the foregoing, all guaranties of and security for any of the foregoing, and all books and records, including, without limitation, all computer records, computer tapes and electronic and electromagnetic representations and reproductions thereof, relating to any of the foregoing.

4	Deed of Trust

“Properties” means collectively, the individual real properties described in Exhibit ”A”, attached hereto and incorporated herein by reference, together with all buildings and other improvements (“Improvements”) now or hereafter located thereon, whether now owned or hereafter acquired (such real property, buildings and improvements and after acquired interest being hereinafter collectively referred to as the “Real Property”); the Personal Property; all easements and other rights now or hereafter made appurtenant to the Real Property; all additions and accretions to the Real Property; all fixtures, machinery, equipment, and appliances at any time attached to, or located in or on the Real Property in which Trustor has an interest; all rights in or to existing or future streets or public places; all existing and future minerals, oil, gas and other hydrocarbon substances upon, under or through the Real Property; all water and water rights, pumps and pumping plants, and existing and future water stock relating thereto; all existing and future shares of stock or other evidence of ownership of any part of the foregoing property and all intangible property and rights relating to the foregoing property, or the operation thereof or used in connection therewith, including all options, sales contracts and rights of first refusal of any nature whatsoever, covering all or any portion of such property, together with any deposits or other payments made in connection therewith, existing and future development rights, permits and approvals, air rights and other similar land use permits, approvals or entitlements; and all proceeds of any of the foregoing. Any reference in this Deed of Trust to the “Property” shall mean the Property described in this Section, any part thereof, or any interest therein.

“Property” means each of the Properties, individually.

“Taxes and Assessments” means all taxes, assessments, levies and charges imposed by any public or quasi-public authority having jurisdiction over any of the Properties which are or may affect, or become a lien upon, any of the Properties, or the rents, royalties, profits and income of any of the Properties, or interest therein, or imposed by any public or quasi-public authority upon Trustor, Trustee or Beneficiary by reason of their respective interests in any of the Properties or by reason of any payment, or portion thereof, made to Beneficiary hereunder or pursuant to any obligation secured by any of the Loan Documents, other than taxes which are measured by and imposed upon Beneficiary’s general net income.

5	Deed of Trust

“Transfer” means the sale, transfer, hypothecation, encumbrance, mortgage, conveyance, lease, alienation, assignment, disposition, divestment, or leasing with option to purchase, or assignment of any of the Properties, or any portion thereof or interest therein or in Trustor (whether direct or indirect, legal or equitable including the issuance, sale, assignment, alienation, conveyance, divestment, transfer, disposition, hypothecation, mortgage or encumbrance of any ownership interest in Trustor); or entering into any agreement or contract to do any of the foregoing which is not conditioned on compliance with the terms of the Loan Documents with respect to Transfers, or undertaking, suffering or causing any of the foregoing to occur voluntarily, involuntarily or by operation of law; or a Change of Control.

“Uniform Commercial Code” means the Uniform Commercial Code as enacted in the State of Texas.

2. GRANT IN TRUST. Trustor does hereby irrevocably and unconditionally mortgage, grant, bargain, sell, pledge, assign, warrant, transfer, and convey each of the Properties to Trustee, in trust, with power of sale and right of entry and possession, for the benefit of Beneficiary, for the purposes and upon the terms and conditions hereinafter set forth.

3. ASSIGNMENT OF RENTS. Trustor absolutely, unconditionally and irrevocably assigns to Beneficiary the rents, royalties, issues, profits, security deposits and income of each of the Properties for the purposes and upon the terms and conditions hereinafter set forth including the license granted in Section 6.10.1 hereof. The foregoing assignment shall not impose upon Beneficiary any duty to produce rents from any of the Properties, and such assignment shall not cause Beneficiary to be a “mortgagee in possession” for any purpose. This assignment is an absolute and present assignment from Trustor to Beneficiary and not merely the passing of a security interest, subject only to the provisions hereinafter contained pertaining to Trustor’s right to collect rents, issues and profits of any of the Properties. Notwithstanding anything to the contrary in this Deed of Trust, the Texas Assignment of Rents Act that was enacted in 2011 and added to the Texas Property Code as new Chapter 64 will govern enforcement of the assignment of rents, the application of proceeds, and the turnover of rents to Beneficiary.

4. OBLIGATIONS SECURED. Trustor makes the foregoing grant and assignment for the purpose of securing the following in such order of priority as Beneficiary may determine (the “Obligations”):

4.1 Payment of Loan. Payment to Beneficiary of all indebtedness evidenced by or arising under the Note, together with interest thereon, including sums added to the principal balance of the Note in accordance with the terms thereof, and all prepayment, late charges or other charges or fees payable thereunder, and any and all modifications, extensions, renewals or substitutions thereof whether or not evidenced by a new or additional promissory note or notes;

4.2 Payment of Further Loans. Payment of such further indebtedness with interest thereon, and performance of and compliance with such further obligations as the then record owner of the Properties may undertake to pay, perform or comply with for the benefit of Beneficiary, its successors or assigns, when such borrowing or obligation is evidenced by a note or by any writing reciting that it or they are so secured;

6	Deed of Trust

4.3 Performance Under Loan Documents. Performance of and compliance with each agreement, undertaking, obligation, warranty or representation of Trustor or any other person contained in any of the Loan Documents, or incorporated therein by reference, or in any and all documents, leases or instruments assigned to Beneficiary or executed in Beneficiary’s favor and delivered thereunder, and payment of all sums, fees, costs and expenses as therein set forth or which may otherwise be advanced by or due to Trustee or Beneficiary under any provision of any of the Loan Documents, with interest thereon at the rate provided therein. However, if any document now or hereafter executed by Trustor and Beneficiary contains any obligation, covenant, representation or warranty of Trustor that by its express terms, or by the express terms of such document, is not intended to be secured by this Deed of Trust, then such obligation, covenant, representation or warranty shall not be secured by this Deed of Trust or any other Loan Document (but only to the extent necessary, with respect to temporal applicability, scope or otherwise, to render the same unsecured), and to the extent (if any) that such unsecured obligation, covenant, representation or warranty may be repeated in any provision of this Deed of Trust or any other Loan Document, it shall be deemed stricken and excluded from this Deed of Trust and such Loan Document (but only to the extent necessary, with respect to temporal applicability, scope or otherwise, to render the same unsecured) from and after the date on which such unsecured obligation, covenant, representation or warranty arises and becomes effective under terms of the document in which it is contained.

5. SECURITY AGREEMENT AND FIXTURE FILING.

5.1 Grant of Security Interest. Trustor hereby grants to Beneficiary a security interest in the Personal Property to secure all of the Obligations and all other obligations of Trustor to Beneficiary contained in this Deed of Trust and any other Loan Documents. This Deed of Trust constitutes a security agreement with respect to all personal property in which Beneficiary is granted a security interest hereunder, and Beneficiary shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as well as all other rights and remedies available at law or in equity.

5.2 Perfection. Trustor will execute, acknowledge, deliver and cause to be recorded or filed, in the manner and place required by any present or future law, any instrument that may be requested by Beneficiary to publish notice or protect, perfect, preserve, continue, extend, or maintain the security interest and lien, and the priority thereof, of this Deed of Trust or the interest of Beneficiary in each of the Properties, including, without limitation, deeds of trust, security agreements, financing statements, continuation statements, and instruments of similar character, and Trustor shall pay or cause to be paid (i) all filing and recording taxes and fees incident to each such filing or recording, (ii) all reasonable out-of-pocket expenses, including without limitation, reasonable out-of-pocket attorneys’ fees and costs, incurred by Beneficiary in connection with the preparation, execution, and acknowledgement of all such instruments, and (iii) all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments, and charges arising out of or in connection with the execution and delivery of such instruments. Trustor hereby irrevocably constitutes and appoints Beneficiary as the attorney-in-act of Trustor, to deliver and, if appropriate, file with the appropriate filing officer or office any such instruments if Trustor should fail to do so. In addition, Trustor hereby authorizes Beneficiary to cause any financing statement or fixture filing to be filed or recorded without the necessity of any signature of Trustor on such financing statement or fixture filing.

5.3 Remedies. Upon the occurrence and during the continuance of any Event of Default, Beneficiary shall have the right to cause any of the Properties that is Personal Property and subject to the security interest of Beneficiary hereunder to be sold at any one or more public or private sales as permitted by applicable law, and Beneficiary shall further have all other rights and remedies, whether at law, in equity, or by statute, as are available to secured creditors under applicable law, specifically including, without limitation, the right to proceed as to both the real property and the personal property contained within any of the Properties as permitted by Uniform Commercial Code. Any such disposition may be conducted by an employee or agent of Beneficiary or Trustee. Any person, including both Trustee and Beneficiary, shall be eligible to purchase any part or all of such property at any such disposition.

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5.4 Expenses. If an Event of Default has occurred and is continuing, expenses of retaking, holding, preparing for sale, selling or the like shall be borne by Trustor and shall include, without limitation, Beneficiary’s and Trustee’s out-of-pocket attorneys’ fees and legal expenses. If an Event of Default shall have occurred and be continuing, then Trustor, upon demand of Beneficiary, shall assemble such Personal Property and make it available to Beneficiary at such place as shall be required by Beneficiary in its sole discretion. Beneficiary shall give Trustor at least ten (10) days’ prior written notice of the time and place of any public sale or other disposition of such personal property or of the time of or after which any private sale or any other intended disposition is to be made, and if such notice is sent to Trustor, at the same address as is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Trustor.

5.5 Place of Business. Trustor maintains a place of business as set forth as the address of Trustor provided on the Addendum hereto, and Trustor will immediately notify Beneficiary in writing of any change in its place of business.

5.6 Fixtures. Portions of any of the Properties are goods or other property that are or are to become fixtures relating to any of the Properties, and Trustor covenants and agrees that the filing of this Deed of Trust in the real estate records of the county where the Properties are located shall also operate from the time of filing as a “fixture filing” as defined in Uniform Commercial Code Section 9-02(a)(40) and covers goods that are or are to become fixtures.

6. COVENANTS.

6.1 Performance of Obligations. Trustor shall promptly pay when due all sums secured hereby, together with any interest thereon, and shall perform and comply with in a timely matter all other obligations secured by this Deed of Trust. All sums payable by Trustor hereunder shall be paid without notice, demand, setoff, deduction, defense, abatement or deferment and all obligations and liabilities of Trustor hereunder shall not be released, discharged or otherwise affected by reason of any act, claim or circumstance of any kind or nature, whether or not Trustor has notice or knowledge thereof.

6.2 Title. Trustor warrants and represents that (a) Trustor lawfully holds and possesses each of the Properties and has the right to encumber the same; (b) the persons executing this Deed of Trust on behalf of Trustor have the full right, power and authority so to do on behalf of Trustor; (c) this Deed of Trust, as so executed and delivered, is a valid and fully binding obligation of Trustor, enforceable in accordance with its terms; and (d) Trustor, its authorized employees, agents and representatives, have all reviewed, approved, and been fully advised with respect to this Deed of Trust, the loan transaction evidenced by the Note, and any other document or instrument executed and delivered in connection therewith or as security therefor. To Trustor’s actual knowledge, Trustor holds good and marketable fee simple title and estate to the Property and has full right, power and authority to convey the same subject to encumbrances, easements, reservations and restrictions, and to Trustor’s actual knowledge free of all liens, encumbrances and charges whatsoever, except for the exceptions shown in the title insurance policy in favor of Beneficiary insuring the lien of this Deed of Trust (“Permitted Encumbrances”). Trustor represents and warrants that none of the Permitted Encumbrances will materially and adversely affect (i) Trustor’s ability to pay in full the Obligations, (ii) the use of the Property for the use currently being made thereof, (iii) the operation of the Property, or (iv) the value of the Property.

6.3 Taxes and Assessments.

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6.3.1 Trustor’s Obligation for Payment of Taxes and Assessments. Trustor shall pay all Taxes and Assessments prior to delinquency. Notwithstanding the preceding sentence, Trustor shall have the right to contest in good faith the validity or amount of any Taxes or Assessments which right, however, is conditional upon (i) such contest having the effect of preventing the collection of the tax, assessment or lien so contested and the sale or forfeiture of the premises or any part thereof or interest therein to satisfy the same, (ii) Trustor giving Beneficiary written notice of its intention to contest the same in a timely manner, which, with respect to any contested tax or assessment, shall mean before any such tax, assessment or lien has been increased by any penalties or costs, and with respect to any contested mechanic's lien claim, shall mean within thirty (30) days after Trustor receives actual notice of the filing thereof, and (iii) Trustor making and thereafter maintaining with Beneficiary or such other depository as Beneficiary may designate, a deposit (the “Cash Deposit”) of cash (or United States government securities, in discount form, or other security as may, in Beneficiary's sole discretion, be acceptable to Beneficiary, and in either case having a present value equal to the amount herein specified) in an amount no less than One Hundred Fifty Percent (150%) of the amount which, in Beneficiary's reasonable opinion, determined from time to time, shall be sufficient to pay in full such contested tax, assessment or lien and penalties, costs and interest that may become due thereon in the event of a final determination thereof adverse to Trustor or in the event Trustor fails to prosecute such contest as herein required, or in lieu thereof, Trustor providing to Beneficiary title insurance over such matters in form and substance reasonably acceptable to Beneficiary, and (iv) Trustor diligently prosecuting such contest by appropriate legal proceedings. In the event Trustor shall fail to prosecute such contest with reasonable diligence or shall fail to maintain sufficient funds, or other security as aforesaid, on deposit as hereinabove provided, Beneficiary may, at its option, liquidate the securities deposited with Beneficiary, and apply the proceeds thereof and other monies deposited with Beneficiary in payment of, or on account of, such taxes, assessments, or liens or any portion thereof then unpaid, including the payment of all penalties and interest thereon. Notwithstanding the foregoing, a Cash Deposit shall not be required if the aggregate amount that may be due for such contested tax, assessment, or liens and penalties, costs, and interest is less than $10,000. When and if so requested by Beneficiary, Trustor shall deliver promptly to Beneficiary receipts evidencing such payment, except to the extent Beneficiary makes payments with deposits under Section 6.5. Trustor shall not suffer, permit, initiate, or otherwise cause for any tax purpose, the joint assessment of the real property described in Exhibit ”A” hereto and any personal property located thereon, or any other procedure whereby the lien of real property taxes and assessments and the lien of personal property taxes shall be assessed, levied or charged against such real property as a single lien. While any obligation or indebtedness secured by any Loan Document or the lien of this Deed of Trust remains outstanding on any of the Properties, the Properties shall be segregated on the applicable tax rolls from all other properties, both real and personal; and, upon request, Trustor shall procure on behalf of Beneficiary a tax service contract, the issuer, form and content of which shall be subject to Beneficiary’s prior approval.

6.3.2 Effect of Change in Law. If at any time any law is enacted which deducts from the value of real property, for taxation purposes, any lien thereon, or changes in any way the laws now in force for the taxation of deeds of trust or debts secured thereby, or the manner of collection of any such taxes so as to affect any interest of Beneficiary under this Deed of Trust then Trustor shall pay such tax if it may lawfully do so. If Trustor is not permitted by applicable law to pay such tax, or if such payment would violate any applicable law, then the whole of the principal sum secured by this Deed of Trust, together with accrued interest thereon, at the option of Beneficiary, without demand or notice, shall immediately become due and payable.

6.4 Insurance. For so long as this Deed of Trust or the Note is in effect, Trustor shall continuously maintain insurance in accordance with the following provisions:

6.4.1 Required Coverage. Trustor shall maintain or cause to be maintained insurance in such amounts and insuring against such risks as shall be required by Beneficiary from time to time, including the following:

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(a) All Risk. All risk coverage insurance, including loss or damage by fire, lightning, windstorm, hail, explosion, riot attending a strike, civil commotions, aircraft, vehicles, smoke and other risks from time to time included under “all risks coverage” policies in an amount equal to one hundred percent (100%) of the full replacement value of all improvements on the any of the Properties, with co-insurance clause, if any, only as acceptable to Beneficiary;

(b) Liability. Public liability and property damage insurance applicable to all of the Properties in an amount not less than One Million Dollars ($1,000,000);

(c) Flood and Mudslide. Flood and mudslide insurance in amount equal to the lesser of (1) the amount required for one hundred percent (100%) of the full replacement value of all improvements, with co-insurance clause if any, only as acceptable to Beneficiary, or (2) the maximum limit of coverage available with respect to all of the Properties under the Federal Flood Insurance Program; provided that such flood and mudslide insurance shall not be required if Trustor shall provide Beneficiary with evidence satisfactory to Beneficiary in its sole discretion that all of the Properties are not situated within an area identified by the Secretary of Housing and Urban Development (or any other appropriate governmental department, agency, bureau, board, or instrumentality) as an area having special flood or mudslide hazard, and that no flood or mudslide insurance is required on any of the Properties by any regulations under which the Beneficiary is governed;

(d) Rent Loss. Rent loss or business interruption insurance against any loss of income resulting from damage or destruction from insurable perils in an amount not less than twelve (12) months of principal and interest payments under the Note, together with escrow collections under Section 6.5;

(e) Mandatory Insurance. Workers’ compensation and all other insurance, if any, of whatsoever description and in such amounts as may be required by any ordinance, law or governmental regulation to be carried or maintained by Trustor or the owner of all or any part of any of the Properties in connection with Trustor’s operation of the same or the use of the same by Trustor or any other person, partnership, corporation or entity, or in connection with the construction, demolition, maintenance or repair of any of the Properties or any part thereof; and

(f) Other Insurance Coverages. Such increased amounts and additional insurance, and in such amounts, as may from time to time be required by Beneficiary including boiler and machinery insurance, earthquake and leasehold interest income insurance.

6.4.2 General Requirements. The policies of insurance to be maintained by Trustor under the provisions of this Deed of Trust shall be issued by responsible insurance carriers with a Best’s rating of no less than A-I, licensed to do business in the State of Texas, who are reasonably acceptable to Beneficiary and shall be in such form and with such endorsements (including a mortgagee clause in favor of Beneficiary), waivers and deductibles (in no event to exceed $10,000) as Beneficiary shall designate or approve. Without limitation on the foregoing:

(a) Named Insureds. All policies shall name Trustor as the insured, and (with the exception of policies for workmen’s compensation insurance) shall name Beneficiary as mortgagee and as an additional insured (under a standard non-contributing mortgagee protection clause, in form satisfactory to Beneficiary, attached to such policy or policies whenever applicable, and providing, among other matters, that all insurance proceeds shall be paid to Beneficiary).

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(b) Required Provisions. All policies shall contain: (1) the agreement of the insurer to give Beneficiary at least 30 days’ notice prior to cancellation or expiration of or change in such policies, or any of them; (2) a waiver of subrogation rights against Beneficiary and Trustor; (3) an agreement that such policies are primary and non-contributing with any insurance that may be carried by Beneficiary; (4) a statement that the insurance shall not be invalidated should any insured waive in writing prior to a loss any or all right of recovery against any party for loss accruing to the property described in the insurance policy; and (5) if obtainable, a provision that no act or omission of Trustor shall affect or limit the obligation of the insurance carrier to pay the amount of any loss sustained. As of the date hereof, and subject to any changes in such requirements which Beneficiary may, in its discretion, make from time to time pursuant to its rights under this Section 6.4, each policy of property insurance hereunder shall contain a lender’s Loss Payable endorsement (Form 438 B.F.U.), Mortgagee Clause (Form 127B), or other non-contributory mortgagee clause of similar form and substance acceptable to Beneficiary in favor of Beneficiary as a first mortgagee.

6.4.3 Delivery of Policies and Renewals. Concurrently herewith, Trustor shall deliver to Beneficiary original policies with premiums prepaid evidencing the insurance required hereunder. Trustor shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Trustor shall deliver to Beneficiary such original renewal policies with premiums prepaid at least fifteen (15) days before the expiration of any existing policy.

6.4.4 Adjustment and Distribution of Casualty Insurance Proceeds. Trustor shall cause any insurance policy in respect of loss or damage to any of the Properties to provide that any loss (a) shall be adjusted by Trustor and Beneficiary, and (b) shall be paid to Beneficiary.

6.4.5 Release. Trustor, for itself, and on behalf of its insurers, hereby releases and waives any right to recover against Beneficiary or Trustee on any liability for: damages for injury to or death of persons; any loss or damage to property, including the property of any occupant of any of the Properties; any loss or damage to buildings or other improvements comprising any of the Properties; any other direct or indirect loss or damage caused by fire or other risks, which loss or damage is or would be covered by the insurance required to be carried hereunder by Trustor, or is otherwise insured; or claims arising by reason of any of the foregoing, except to the extent caused solely by the active negligence of Beneficiary or Trustee, respectively.

6.4.6 Miscellaneous. Neither Beneficiary nor Trustee shall, by reason of accepting, rejecting, obtaining or failing to obtain insurance, incur any liability for (a) the existence, non-existence, form, amount or legal sufficiency thereof, (b) the solvency or insolvency of any insurer, or (c) the payment of losses. All insurance required hereunder or carried by Trustor shall be procured at Trustor’s sole cost and expense. Trustor shall deliver to Beneficiary receipts satisfactory to Beneficiary evidencing full prepayment of the premiums therefor, except to the extent Beneficiary makes payments with Trustor’s deposits under Section 6.5 (for the periods and payments so covered by such payments). In the event of foreclosure on, or other transfer of title in lieu of foreclosure of, any of the Properties, all of Trustor’s interest in and to any and all insurance policies in force shall pass to Beneficiary, or the transferee or purchaser as the case may be, and Beneficiary is hereby irrevocably authorized to assign in Trustor’s name to such purchaser or transferee all such policies, which may be amended or rewritten to show the interest of such purchaser or transferee.

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6.5 Impound Account. Trustor shall pay to Beneficiary each month (on the first day thereof, together with the principal and interest payments under the Note) an amount estimated by Beneficiary to be equal to (a) the Taxes and Assessments payable under Section 6.3, and (b) premiums next due for all insurance carried under Section 6.4, each such estimate divided by the number of months to lapse preceding the month in which it will become due and Trustor irrevocably grants and assigns to Beneficiary a security interest in and to the amounts, if any, so paid by Trustor. Such funds shall not be claimed to be held in trust and no sums so paid shall bear interest, except to the extent of the minimum amount of interest, if any, required by law; and Beneficiary shall, unless Trustor has committed an Event of Default that shall be continuing, apply such funds to, or (at the sole option of Beneficiary) release such funds to Trustor for, payment of such Taxes and Assessments and premiums. If Trustor has committed an Event of Default that shall be continuing, Beneficiary may, in its sole discretion, apply all or any part of such sums in order of priority as Beneficiary may determine to any indebtedness secured by this Deed of Trust. Trustor shall restore all of the amounts so applied, as well as correct the other events or conditions constituting the Event of Default not corrected by such application. If the total amount retained in the impound account exceeds the amount of payments actually applied by Beneficiary as set forth above, such excess may be credited by Beneficiary on subsequent payments to be made by Trustor hereunder or, at the option of Trustor, refunded to Trustor; but if the security account shall not be sufficient to pay the sums required at least 30 days before the same are due and payable, Trustor deposit with Beneficiary the full amount of any such deficiency within five (5) business days of receipt of notice from Beneficiary indicating any such deficiency. Upon repayment of the amounts evidenced by the Note and the satisfaction of all other obligations of Trustor secured hereby, any remaining funds held under this paragraph shall be promptly released to Trustor.

6.6 Liens and Encumbrances. Except as is specifically permitted by this Deed of Trust, Trustor shall not cause, suffer or create any liens or encumbrances upon any of the Properties; and Trustor shall pay at or prior to maturity, all obligations secured by or reducible to liens and encumbrances which now or hereafter shall encumber any of the Properties, whether senior or subordinate hereto, including all claims for work or labor performed, or materials or supplies furnished in connection with any work of improvement upon any of the Properties. Trustor may contest any such claim of lien without cost or expense to Trustee or Beneficiary, but only upon posting, and concurrently supplying to Beneficiary a certified copy of a statutory bond or other security sufficient under applicable law fully to protect any and all of the Properties encumbered by such claim of lien and otherwise sufficient in Beneficiary’s sole opinion to protect Trustee and Beneficiary against any judgment in favor of the lien claimant. If Beneficiary is made a party to any litigation concerning this Deed of Trust, or any of the Properties or any part thereof or interest therein, or the occupancy thereof by any person or entity, then Trustor shall indemnify, defend and hold Beneficiary harmless from all claims and liability by reason of such litigation, including any reasonable out-of-pocket attorneys’ fees and expenses incurred by Beneficiary whether or not any such litigation is prosecuted to judgment. Any lien or encumbrance hereunder shall be paid and fully discharged by Trustor within twenty (20) days after demand by Beneficiary.

6.7 Disposition of Insurance and Condemnation Proceeds and Damages.

6.7.1 Beneficiary’s Rights in Proceeds and Damages. For so long as the Loan remains outstanding, Trustor hereby assigns to Beneficiary (a) any award for damages suffered or compensation paid by reason of a taking for public use, or an action in eminent domain, or the exercise of the police power, whether by a condemnation proceeding or otherwise (such as by inverse condemnation), or any transfer of all or any part of any of the Properties in avoidance thereof, affecting any of the Properties, (b) all proceeds of any insurance policies paid by reason of loss sustained to any of the Properties, and (c) all claims, damages, causes of action, against or from any party or parties, with respect to the Property, or any funds received or receivable in connection with any damage to any of the Properties, incurred as a result of any cause whatsoever. All proceeds of any such claims shall be paid by the person or entity making payment directly to Beneficiary and Trustor shall do all things necessary to obtain prompt settlement for each loss or claim covered by a policy of insurance. After first deducting all reasonable out-of-pocket costs and expenses of Beneficiary incurred in connection with the settlement or recovery of any proceeds hereunder, Beneficiary may, at its option and without regard to the adequacy of the security hereunder, except as otherwise provided in Section 6.7.2, apply any such sum it retains hereunder to any indebtedness or obligation secured hereby whether due or not, and in such order or priority as Beneficiary may determine; however, after deducting its reasonable out-of-pocket costs and expenses Beneficiary may, at the reasonable discretion of Beneficiary, except as otherwise provided in Section 6.7.2, release to Trustor all or any part of the entire amount so collected for reimbursement for costs and expenses incurred by Trustor for the repair and restoration of the any of the affected Properties upon any conditions Beneficiary chooses. Application of all or any portion of such funds, or the release thereof, shall not cure or waive any Event of Default or notice of an Event of Default or invalidate any acts done pursuant to such notice. Trustor shall execute such further assignments, documents or instruments as Beneficiary may from time to time require in order to evidence the assignment hereunder. If, on any loss of or damage to any of the Properties or on a partial taking or condemnation of any of the Properties, Beneficiary is not entitled under law to retain the entirety of any proceeds or award pursuant to this Section 6.7, then Beneficiary shall be entitled to apply the proceeds or award to the repayment of the Note and any other indebtedness secured by any Loan Document to the extent necessary in Beneficiary’s judgment to reduce the Note balance and such other indebtedness by the ratio which the value of the Properties remaining encumbered hereby bears to the value of the Properties encumbered hereby immediately prior to such loss, damage or partial condemnation or taking, as determined by Beneficiary’s appraiser retained for such purpose. In the event any insurance proceeds or condemnation awards are applied by Beneficiary against the Note under this Section 6.7.1, no prepayment premium shall apply.

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6.7.2 Use of Insurance Proceeds to Repair Properties. In the event of damage to or destruction of any of the Properties from any cause actually covered under insurance maintained by Trustor hereunder or any available condemnation proceeds, then Beneficiary shall make available to Trustor the net insurance proceeds or condemnation proceeds available as a result of such damage or destruction (after deducting costs and expenses incurred by Beneficiary in connection with the settlement or recovery of any proceeds as provided in Section 6.7.1) for use by Trustor, in the reconstruction and repair of the damaged or taken improvements to the condition approved by Beneficiary, on the terms and conditions hereinafter set forth. In the event any of the conditions to Trustor’s right to utilize the net proceeds hereunder are not satisfied or fulfilled at any time, then such net proceeds shall be applied as provided in Section 6.7.1. Such net proceeds shall be made available hereunder only if: (a) no default or an Event of Default shall have occurred and be continuing; (b) Beneficiary is satisfied in its reasonable discretion, that by expenditure of the net proceeds hereunder the Property or Properties damaged or destroyed or taken shall be fully restored within a reasonable period of time to the equivalent of its or their original condition and value and all payments required under the Note will continue to be paid; (c) in Beneficiary’s reasonable discretion, such work of repair and restoration can be completed in the ordinary course of business within four months from the commencement of work and at least six months prior to the maturity of the Note; (d) Beneficiary has reviewed and approved Trustor’s plans and specifications for the work of repair and restoration, Trustor’s architect and any general contractors, subcontractors and material suppliers employed to perform such work; (e) if so required by Beneficiary in its discretion, all general contractors, all major subcontractors and material suppliers have supplied 100% performance and completion bonds and bonds protecting the Property or Properties from the imposition of mechanic’s or other liens; (f) if the net insurance proceeds or condemnation proceeds available are insufficient for payment of the full cost of restoration or repair and the payments under the Note during the completion period (and re-leasing period, if any), as estimated by Beneficiary, Trustor has deposited with Beneficiary sufficient additional funds to insure payment of all such costs, or made arrangements acceptable to Beneficiary for such sufficient additional funds, such additional funds to be disbursed for costs incurred in the manner herein specified prior to the disbursement of any other funds held by Beneficiary; and (g) Trustor shall have satisfied such other conditions as Beneficiary may in good faith determine to be appropriate. Disbursement of funds by Beneficiary hereunder shall be subject to all of Beneficiary’s then customary construction loan disbursement procedures. Provided that no default of Event of Default shall have occurred and be continuing, in the event that such damage covered by insurance or condemnation proceeds is reasonably likely to result in repair costs and expenses of less than Ten Thousand Dollars and No/Cents ($10,000.00) or One Hundred Thousand Dollars and No/Cents ($100,000.00) in the aggregate with respect to any one Property, then Beneficiary shall not condition the release of any such funds to Trustor on any of the items in the foregoing sentence. No funds held by Beneficiary hereunder shall bear interest; and Beneficiary shall have no duties or obligations with respect thereto, or with respect to the provisions of this Section 6.7.2, other than that of a construction lender; and the reasonable costs and expenses of Beneficiary incurred in connection therewith (including the fees of a construction consultant and disbursing agent) shall be paid by Trustor (and Beneficiary shall be entitled to pay such costs and expenses out of the insurance proceeds held by Beneficiary). Specifically, but without limiting the generality of the foregoing, no relationship of trust, or any other duty in the nature of fiduciary duties or otherwise, shall be imposed or implied by the status or actions of Beneficiary hereunder; and under no circumstances shall Beneficiary become obligated to take any action to repair or reconstruct any damaged or destroyed Property. Any net proceeds not disbursed under this Section 6.7.2 shall be disbursed in accordance with Section 6.7.1.

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6.8 Maintenance and Preservation of the Properties.

6.8.1 Trustor’s Obligation for Maintenance of Properties and Security. Trustor shall: (a) keep each of the Properties in good condition and repair, ordinary wear and tear excepted, and replace any items comprising the applicable Property as they become obsolete or worn out with items of at least the same utility, quality and value, free of any liens or security interests of any kind or character other than the lien of the Loan Documents; (b) not remove or demolish any of the Properties; (c) restore promptly and in good and workmanlike manner any part of any of the Properties which may be damaged or destroyed; (d) comply with and not suffer any violations of laws, ordinances, regulations, covenants, conditions, restrictions, equitable servitudes and easements, whether public or private, of every kind and character, and requirements of insurance companies and any bureau or agency which establishes standards of insurability; (e) not commit or permit waste of any of the Properties; (f) do all other acts which from the character or use of any of the Properties may be reasonably necessary to maintain and preserve its value or to protect the security hereof; (g) perform and comply with all obligations required to be performed or complied with in leases, licenses, concessions, management agreements, or like agreements affecting any of the Properties or the management, operation, occupation or use thereof; (h) pay any and all charges, assessments or fees imposed in connection with the delivery, installation or maintenance of any utility services or installations on, to or for any of the Properties; (i) not change the character, the nature of the occupancy or use of any of the Properties, or any portion thereof; (j) not drill for or extract, or enter into a lease or any other type of agreement for the drilling for or extraction of, oil, gas or other hydrocarbon substances, or any mineral of any kind, on, in or under the any of the Properties; (k) make no assignment of rents of any of the Properties except to Beneficiary; and (l) execute and, where appropriate, acknowledge and deliver, such further documents or instruments as Beneficiary or Trustee deems necessary or appropriate, in good faith, to preserve, continue and perfect the security provided for herein.

6.8.2 Beneficiary’s Approval Rights for Work. Trustor shall not undertake or suffer to be made any alteration, addition, relocation, removal or demolition of, or structural or other material change in, any building, improvement, fixture, machinery, or equipment comprising any of the Properties, without the prior written approval of Beneficiary, unless (a) the cost of such work does not exceed $10,000.00 on any one Property or $100,000.00 in the aggregate, (b) such work does not materially affect the structure of the building and improvements comprising any of the Properties, or adversely affect or diminish the value of the any of the Properties or arise as a result of any material damage or destruction, and (c) such work is designed by licensed professionals and is constructed by licensed contractors, all qualified for such purpose, and in accordance with all applicable laws, ordinances, regulations, permits and approvals. The foregoing shall not limit Trustor’s obligations under Section 6.8.1 and accordingly, Trustor shall seek any consent required under this Section 6.8.2 in connection with its obligations under Section 6.8.1.

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6.8.3 Compliance with Laws. Trustor warrants and represents to Beneficiary that Trustor and each of the Properties currently materially comply, and will in the future comply with all applicable laws, ordinances and regulations, and all permits and approvals issued thereunder, affecting Trustor’s right and qualification to do business, the construction and installation of the improvements located or to be located upon any of the Properties, the operation, leasing, financing or sale of any of the Properties and the occupancy, use and enjoyment thereof. Without limitation on the foregoing, Trustor represents and warrants to Beneficiary that it has materially complied with and shall continue to comply with all applicable laws relating to accessibility for the handicapped, including The Architectural Barriers Act of 1968, The Rehabilitation Act of 1973, The Fair Housing Act of 1988, and The Americans With Disabilities Act of 1990. Without the prior written consent of Beneficiary, Trustor shall not seek, make or consent to any material change in the lot or parcel boundaries, zoning, conditions of use, or any other applicable land use laws, ordinances, regulations, permits, approvals or licenses pertaining to any of the Properties, or which would constitute a violation of the warranties and representations herein contained, or would change the nature of the use or occupancy of any of the Properties. Trustor shall within ten (10) days after receipt thereof by Trustor, or its agent or representative, deliver to Beneficiary copies of any and all approvals, permits and licenses procured by Trustor with respect to any of the Properties, construction and installation of improvements thereon, or the occupancy, use and enjoyment thereof, pursuant to applicable laws, ordinances, or regulations.

6.9 Defense and Notice of Actions. Trustor shall, without liability, cost or expense to Beneficiary or Trustee, protect, preserve and defend title to each of the Properties, the security hereof and the rights or powers of Beneficiary or Trustee hereunder, by, through, or under Trustor, but not otherwise, against adverse claimants to title, or any possessory or non-possessory interest in each of the Properties. Trustor shall give Beneficiary and Trustee written notice of the filing or occurrence of any such event, action or proceeding, including fire or other casualty causing damage to any of the Properties; notice of condemnation or other taking of any of the Properties; notice from any governmental agency relating to any of the Properties of any violation of law; a change in the nature of the occupancy or use of any of the Properties; or the commencement of any litigation affecting any of the Properties or the title thereto.

6.10 Collection of Rents, Issues and Profits; Approval of Leases.

6.10.1 Trustor’s Authority to Collect and Retain Rents. Beneficiary confers upon Trustor the license to collect and retain the rents, issues and profits of any of the Properties as they become due and payable, subject, however, to the right of Beneficiary to revoke such license at any time upon the occurrence and during the continuance of an Event of Default, provided that prior written notice thereof is given to Trustor. Upon the occurrence and during the continuance of an Event of Default, Beneficiary shall have the absolute right to revoke such authority and collect and retain the rents, issues and profits assigned herein, without taking possession of all or any part of any of the Properties. The right to collect rents and profits herein provided shall not grant to Beneficiary or Trustee the right to possession, except as expressly herein provided; nor shall such right impose upon Beneficiary or Trustee the duty to produce rents or profits or maintain any of the Properties in whole or in part. Possession of any of the Properties by a receiver appointed by a court of competent jurisdiction shall not be considered possession of such Property by Beneficiary or Trustee for purposes hereof. Following the occurrence and during the continuance of an Event of Default, Beneficiary may apply, in its sole discretion and in any order of priority, any rents, issues and profits collected against the costs of collection and any indebtedness secured by or obligations of Trustor arising under the Loan Documents. Collection of any rents, issues and profits by Beneficiary shall not cure or waive any Event of Default or notice of Event of Default, or invalidate any acts done pursuant to such notice.

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6.10.2 Trustor’s Authority to Enter into Leases. Trustor may enter into any lease of the Properties, or any portion thereof, or modify or amend or supplement any such lease without the prior written consent of Beneficiary. Trustor shall, on demand, execute such further assignments to Beneficiary of any or all leases, agreements, rents, issues or profits of the Properties as Beneficiary may require. By the twentieth (20th) calendar day of each calendar month during the term of the Loan, Trustor shall deliver to Beneficiary copies of the fully executed originals of any leases or amendments to leases entered into hereunder. All leases of the Properties shall be subordinate to this Deed of Trust unless Beneficiary elects in writing, at its sole option, to subordinate this Deed of Trust to a particular lease or leases; and all such leases shall provide, in a manner approved by Beneficiary, that the tenant thereunder shall recognize as its lessor and attorn to any person succeeding to the interest of Trustor upon foreclosure of this Deed of Trust (or deed in lieu thereof).

6.11 Right of Inspection. Beneficiary, its agents or employees, may enter the any of the Properties at any time for the purpose of inspecting such Property or ascertaining Trustor’s compliance with the terms of any Loan Document.

6.12 Annual Statements; Books and Records. Within twenty (20) days after the end of each calendar quarter, Trustor shall deliver to Beneficiary balance sheet, operating statements and rent rolls for each of the Properties and, when and if requested by Beneficiary, a financial statement setting forth Trustor’s then financial condition, all in such form and containing such information as Beneficiary may prescribe. If Trustor fails to timely deliver to Beneficiary any annual financial statements required by this paragraph, Trustor shall pay to Beneficiary an amount equal to One Hundred Dollars ($100) concurrently with the next payment of interest due under the Note, and Trustor shall thereafter pay to Beneficiary an additional One Hundred Dollars ($100) on each monthly payment date until the applicable annual financial statements are delivered to Trustor.  Such payments shall be retained by Beneficiary to compensate Beneficiary for administrative time incurred with respect to the failure of Trustor to timely deliver the applicable annual financial statement.  The retention by Beneficiary of any payments made by Trustor under this paragraph shall not cure any of Trustor’s defaults. The financial and operating statements shall be prepared in accordance with generally accepted accounting principles and practices (or sound and prudent cash based financial statements), consistently applied, and shall be certified as correct by Trustor. At the option of Beneficiary, with thirty (30) days prior written notice to Trustor of such request, these financial and operating statements shall be accompanied by an unqualified opinion of an independent certified public accountant, satisfactory to Beneficiary, confirming that such statements have been prepared in accordance with generally accepted accounting principles. Trustor shall keep books and records of account of all income and expenses of each of the Properties and of its own financial affairs sufficient to permit the preparation of the financial and operating statements in accordance with the standards herein contained. Beneficiary and its designated agents and representatives shall have the absolute right at all times to examine, copy, and audit any such books and records. Trustor shall also furnish to Beneficiary promptly upon request such documents and instruments as Beneficiary may request in order to verify the accuracy of any of the information contained in any statement submitted hereunder. All books and records pertaining to the income, expenses, management or operation of each of the Properties shall be kept at the applicable Property unless otherwise approved by Beneficiary; and all books and records pertaining to Trustor’s financial condition shall be kept at Trustor’s principal place of business or the office of Trustor’s accountants.

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6.13 Acceptance of Trust. Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, becomes a public record as provided by law. Trustee shall not be obligated to perform any act required of it hereunder unless the performance of such act is requested in writing and Trustee is reasonably indemnified against loss, cost, liability and expense.

6.14 Powers of Trustee; Indemnity. Upon the occurrence and during the continuance of an Event of Default and upon written request of Beneficiary and presentation of this Deed of Trust for endorsement, and without affecting the liability of any person or entity for payment of any indebtedness or performance of obligations secured hereby, Trustee may, without liability therefor and without notice: reconvey all or any part of any of the Properties; consent to the making of any map or plat thereof; join in granting any easement thereon; join in any declaration of covenants and restrictions; or join in any extension agreement or any agreement subordinating the lien or charge hereof. Trustee (or Beneficiary) may from time to time apply in any Court of competent jurisdiction for aid and direction in the execution of the trusts and the enforcement of the rights and remedies available hereunder, and Trustee (or Beneficiary) may obtain orders or decrees directing, confirming or approving acts in the execution of such trusts and the enforcement of such remedies. All costs and expenses of any such proceeding (including attorneys’ fees and costs) actually incurred by Trustee shall be borne by Trustor. Trustee shall not be obligated to notify any party of any pending sale of any of the Properties, or any portion thereof, under any other deed of trust or otherwise, or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party, unless Trustee brings such action or unless held or commenced and maintained by Trustee under this Deed of Trust. Trustor shall pay to Trustee reasonable compensation and reimbursement for all services and expenses in the administration of the trusts created hereunder, including attorneys’ fees and costs. Trustor shall indemnify, defend and hold Trustee, harmless against all reasonable losses, claims, demands, liabilities, costs or expenses (including attorneys’ fees and costs) which either may incur, in the execution of the trusts created hereunder, or in the performance of any act or obligation required or permitted hereunder or by law or otherwise arising out of or in connection with the Note or any Loan Document, with respect to matters which in whole or in part are caused by or arise out of, or are claimed to be caused by or arise out of, the negligence (whether sole, comparative or contributory) or strict liability of Trustee, except to the extent any of the foregoing results from the gross negligence or willful misconduct of Trustee.

6.14.1 Additional Trustee Provisions.

(a) Trustee shall have the right to select and employ, in and about the execution of his duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence or bad faith.

(b) Trustee shall have the right to take any and all other lawful action as Beneficiary may instruct Trustee to take to protect or enforce Beneficiary's rights hereunder.

(c) Trustee, by acceptance of this Deed of Trust, covenants to perform and fulfill the trusts and duties herein created and conferred upon Trustee. Notwithstanding the foregoing, Trustee agrees not to execute any of the powers conferred upon Trustee hereunder, nor to take any action to protect or enforce Beneficiary’s rights hereunder, nor to provide any interpretation of this Deed of Trust or any of the other Loan Documents without Beneficiary’s prior written consent thereto in each instance. Trustee, however, has an affirmative duty to reasonably cooperate with Beneficiary as Beneficiary may require to protect the Property and to enforce Beneficiary’s rights hereunder, but Trustee shall not be obligated to institute or defend any suit in respect hereof or to perform any act which would involve Trustee in any expense or liability unless, in each case, properly indemnified to Trustee’s reasonable satisfaction. Trustee also has no duty to see to any recording, filing or registration of this Deed of Trust or any other instrument in addition or supplemental hereto, or to give any notice thereof, or to see to the payment of, or be under any duty in respect of, any tax or assessment or other governmental charge which may be levied or assessed on the Property or against Trustor, or to see to the performance or observance by Trustor of any of the covenants and agreements contained herein. Trustee shall not be responsible for the sufficiency of the security purported to be created hereby and makes no representation or warranty in respect thereof or in respect of the rights of Beneficiary.

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6.15 Substitution of Trustee. From time to time, by an instrument signed and acknowledged by Beneficiary, referring to this Deed of Trust filed for record as required by law, Beneficiary may appoint another trustee to act in the place and stead of Trustee. The recordation of such instrument shall discharge Trustee herein named and shall appoint the new trustee as the Trustee hereunder. An instrument so recorded shall be conclusive proof of the proper substitution of such new trustee, who shall then have all the title, powers, duties and rights of Trustee hereunder, without necessity of any conveyance from such predecessor, with the same effect as if originally named Trustee herein.

6.16 Acceleration Upon Sale or Further Encumbrance.

6.16.1 Obligations of Trustor Regarding Transfers. By delivery of this Deed of Trust, Trustor acknowledges that the financial standing and managerial and operational ability of Trustor are substantial and material considerations to Beneficiary in its agreement to make the loan evidenced by the Note and that any encumbrance or transfer of an interest in any of the Properties will materially impair Beneficiary’s reasonable security hereunder. In order to induce Beneficiary to make the loan evidenced by the Note secured hereby, Trustor agrees Trustor shall not effect a Transfer (except for a Permitted Transfer), either directly or indirectly, or by operation of law, without in each instance first obtaining Beneficiary’s prior written consent, which consent may be withheld for any reason, or given upon such terms and conditions as Beneficiary deems necessary or appropriate, all within Beneficiary’s sole and absolute discretion, to the extent permitted by applicable law. A Transfer made in violation of this Section 6.16 shall be considered an immediate Event of Default under the Loan Documents. Any Transfer effected pursuant to a consent or waiver by Beneficiary shall be subject to this Deed of Trust, and any such direct transferee shall, as a condition of the effectiveness of any such consent or waiver and as a covenant of Trustor and such transferee, and in form and substance prescribed by Beneficiary, assume all obligations hereunder and agree to be bound by all provisions contained herein (and, without limitation, such assumption shall contain an express acknowledgment of the prepayment provisions of the Note and their application if there is an acceleration of the Note by reason of a Transfer or otherwise, which acknowledgment shall be separately initialed by the transferee). Such assumption shall not, however, release Trustor or any maker or guarantor of the Note from any liability thereunder. Except as herein provided, any transaction or event of any kind effecting a Transfer or further encumbering any of the Properties, or changing the identity of the parties primarily liable for performance of Trustor’s covenants under this Deed of Trust, shall constitute an impairment of Beneficiary’s security interests under this Deed of Trust. Notwithstanding anything contained herein or in the Loan Documents to the contrary, at any time and from time to time, Trustor or Parent may effect a Transfer that is a Permitted Transfer without Lender’s consent. Notwithstanding anything contained herein or in the Loan Documents to the contrary, any issuance, sale, assignment, alienation, conveyance, divestment, transfer, disposition, hypothecation, mortgage or encumbrance of any equity interests in Member in the aggregate of less than fifty percent (50%) of the limited partnership interests in Member to one or more persons or entities shall not require Lender’s consent and shall not be a violation of the provisions of Section 6.16 or this Deed of Trust; provided, that, after giving effect to such issuance, transfer or encumbrance, Parent continues to Control Member, directly or indirectly; provided, however, that all of the following conditions are satisfied with respect to any such Transfer: (A) Trustor shall provide Beneficiary ten (10) days’ prior written notice thereof, (B) after giving effect to such Transfer, (1) no change of Control occurs in Trustor, and (2) if any transferee (together with any of its affiliates) owns directly or indirectly 20% or more of the beneficial interest in Trustor, Beneficiary shall have approved such transfer in writing (such approval not to be withheld if Beneficiary determines that the transferee satisfies Beneficiary’s “Know Your Borrower” requirements and any other rules, regulations or requirements of law).

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6.16.2 Deed of Trust Provisions Control Over Other Instruments. The provisions of this Section 6.16 shall prevail notwithstanding any contrary provisions in the Note or other instrument which evidences or secures obligations hereby secured. Trustor shall notify Beneficiary promptly in writing of, but in any event not later than thirty (30) days prior to, any transaction or event which may give rise to a right of acceleration under this Section 6.16.

6.17 Reconveyance. Upon Beneficiary’s written request, and upon surrender to Trustee for cancellation of this Deed of Trust and any note or instruments setting forth all obligations secured hereby, Trustee shall reconvey, without warranty, the applicable Properties, or that portion thereof then held hereunder. The recitals of any matters or facts in any reconveyance executed hereunder shall be conclusive proof of the truthfulness thereof. To the extent permitted by law, the reconveyance may describe the grantee as “the person or persons legally entitled thereto.” Neither Beneficiary nor Trustee shall have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance. When all of the Properties have been fully reconveyed, the last such reconveyance shall operate as a reassignment of all future rents, issues and profits of the Properties to the person or persons legally entitled thereto, unless such reconveyance expressly provides to the contrary.

6.18 Defense and Indemnity Rights. Whenever, under any Loan Document, Trustor is obligated to indemnify or defend Beneficiary or Trustee, or defend or prosecute any action or proceeding, then Beneficiary and Trustee, and each of them, shall have the right of full participation in any such action or proceeding, with counsel of Beneficiary’s choice, and all costs and expenses incurred by Beneficiary or Trustee in connection with such participation (including attorneys’ fees and costs) shall be reimbursed by Trustor to Beneficiary or Trustee immediately upon demand. Trustor shall give notice to Beneficiary and Trustee of the initiation of all proceedings prosecuted or required to be defended by Trustor, or which are subject to Trustor’s indemnity obligations under any Loan Document promptly after the receipt by Trustor of notice of the existence of any such proceeding. All reasonable out-of-pocket costs or expenses required to be reimbursed by Trustor to Beneficiary hereunder shall, if not paid when due as herein specified, bear interest at the interest rate of the Note or at the Past Due Rate if the Note contains a Past Due Rate, until paid by Trustor. As used herein, “proceeding” shall include litigation, arbitration and administrative hearings or proceedings.

6.19 Destruction of Note. Trustor shall, if the Note is mutilated or destroyed by any cause whatsoever, or otherwise lost or stolen and regardless of whether due to the act or neglect of Beneficiary or Trustee, execute and deliver to Beneficiary in substitution therefor a restated promissory note (which, among other things, shall declare the original promissory note null and void) within ten (10) days after Beneficiary notifies Trustor of any such mutilation, destruction, loss or theft of the Note. Any such new promissory note shall be in full substitution for the Note, shall not constitute any new or additional indebtedness of Trustor to Beneficiary, shall constitute solely a substitute evidence of the indebtedness evidenced by the original Note, and shall not affect in any manner the priority of any Loan Document.

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6.20 Provisions Relating to Hazardous Materials.

6.20.1 Trustor represents and warrants that: (a) to Trustor’s knowledge, the each of the Properties complies with all Hazardous Materials Law as to use and conditions on, under or about the any of the Properties including soil and groundwater condition; (b) neither Trustor nor, to Trustor’s knowledge, any other person, has used, generated, manufactured, stored or disposed of on, under or about any of the Properties or transported to or from any of the Properties any Hazardous Materials; and (c) to the knowledge of Trustor, there are no Hazardous Materials in, attributable to or affecting any of the Properties or the area within 2,000 feet of any of the Properties. Without limitation on the foregoing, to the knowledge of Trustor: (i) the primary potable or drinking water source and groundwater has never been known to exceed the EPA Recommended Maximum Contaminant Level Goals set forth under the Safe Drinking Water Act and Clean Water Act, as amended; (ii) there is not and has never been landfill containing decomposable material, petroleum wells, mineral bearing mines, sewage treatment facilities, underground storage tanks, sinkholes, radon or other toxic emissions within 2,000 feet of any boundary of any of the Properties, and (iii) no electrical transformers, fluorescent light fixtures with ballasts or other equipment containing polychlorinated biphenyls (PCBs) have been located on any of the Properties at any time.

6.20.2 Trustor covenants and agrees that Trustor shall not cause or permit the presence, use, generation, manufacture, release, discharge, storage or disposal of any Hazardous Materials on, under, in or about any of the Properties, or the transportation of any Hazardous Materials to or from any of the Properties. Trustor shall immediately notify Beneficiary in writing of: (a) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened in connection with any Hazardous Materials; (b) any claim made or threatened by any third party against Trustor or any of the Properties relating to damage, contribution, cost recovery, compensation, loss or injury to persons or property resulting from any Hazardous Materials, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the any of the Properties under Hazardous Materials Law. Without Beneficiary’s prior written consent, Trustor shall not take any remedial action in response to the presence of any Hazardous Materials on, in, under or about any of the Properties, nor enter into any settlement agreement, consent decree or other compromise in respect to any Hazardous Materials (except that in the case of an emergency, Trustor shall take such action as may be reasonably required under the circumstances and shall immediately notify Beneficiary in writing of any such action taken).

6.20.3 Trustor shall indemnify, defend and hold Beneficiary, its employees, agents, officers and directors ("Indemnified Parties"), harmless from and against any claim, action, suit, proceeding, loss, cost, damage, liability, deficiency, fine, penalty, punitive damage or expense (with counsel satisfactory to Beneficiary), protect, save and hold harmless the Indemnified Parties from and against any and all Hazardous Materials Claims and documented out-of-pocket Hazardous Materials Costs suffered or incurred by any of the Indemnified Parties.

6.20.4 At any time during the term of this Deed of Trust, Beneficiary shall have the right, on seventy-two (72) hours prior written notice to Trustor, at Trustor’s expense, to enter any of the Properties and to conduct such tests and investigations as Beneficiary requires, in the event that Beneficiary has a good faith belief that such tests or investigations are required or advisable, or at any time following an Event of Default, to determine whether any Hazardous Materials are present in, under, on or about any of the Properties. Such tests and investigation shall include underground borings, ground water analyses and borings from the floors, ceilings and walls of any improvements located on any of the Properties.

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6.20.5 "Hazardous Materials Claim" means any claim, demand, liability, loss, duty, obligation, offset, lien, right or cause of action of any nature (whether or not known, anticipated or suspected by Lender or capable of being known, anticipated or suspected by Beneficiary) made, incurred, threatened, instituted or brought at any time, directly or indirectly and in any manner or forum, by reason of or in connection with any (i) use, generation, manufacture, production, transportation, treatment, storage, release, threatened release, discharge, disposal, or presence or suspected presence of, or exposure of any person or property to, any Hazardous Material on, under, or about any Property; (ii) migration, escape, seepage, leakage, spillage, emission or release from any Property of any Hazardous Material present on, under or about such Property; or (iii) violation of or failure to materially comply with any Environmental Law by Beneficiary or any predecessor in title to Beneficiary at any time.

6.20.6 “Hazardous Materials Costs” means any and all damages, losses, fines, penalties, awards, assessments, charges, fees, costs and expenses of any nature suffered or incurred by any person as a result of or in connection with any Hazardous Materials Claim, including (i) compensatory, exemplary, consequential and incidental damages, including damages for injuries to persons or property, (ii) remediation, removal, response, abatement, cleanup, compliance, legal, investigative, preventive, planning, monitoring and related costs, (iii) costs relating to any judicial, administrative, arbitration or mediation action, suit, hearing or proceeding, including court costs, filing fees, charges for transcripts, arbitrators’ or mediators’ fees and witness fees, and (iv) the actual fees and disbursements of outside legal counsel and accountants and the reasonable charges of in-house counsel and accountants, but Hazardous Materials Costs shall not include any damages, losses, fines, penalties, awards, assessments, charges, fees, costs or expenses to the extent determined by a final decision of a court of competent jurisdiction to arise out of conditions not existing on or after the date on which Trustor or any person or entity directly or indirectly affiliated in any way with Trustor first acquires title to the applicable Property or any portion of or interest in such Property in connection with any judicial or non-judicial foreclosure of the lien of the applicable Deed of Trust or by means of a conveyance (whether or not in lieu of foreclosure) made by Beneficiary or any direct or indirect successor to any of Beneficiary 's interest in such Property or any portion of such Property.

6.20.7 “Hazardous Materials Law”, for purposes of this Section 6.20, means any federal, state, or local law, ordinance or regulation or any rule adopted or guideline promulgated pursuant thereto, or any order, ruling or directive of any federal, state, local, executive, judicial, legislative, administrative or other governmental or public agency, board, body or authority relating to health, industrial hygiene, the environment, or the occupational or environmental conditions on, under or about any of the Properties (including ambient air, soil, soil vapor, groundwater, surface water or land use), whether now or hereafter in force, including those relating to the release, emission or discharge of Hazardous Materials, those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to the any of the Properties. “Hazardous Materials Law” shall include the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, and the Carpenter-Presley-Tannel Hazardous Substance Account Act, as the same are now or hereafter amended.

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6.20.8 “Hazardous Materials”, for purposes of this Section 6.20, means any chemical, substance, object, condition, material or waste that is or may be hazardous to human health or safety or to the environment, due to its radioactivity, ignitability, corrosivity, flammability, reproductive toxicity, infectiousness or other harmful properties or effects, including all chemicals, substances, materials and wastes that are now or hereafter may be regulated in any manner, classified as dangerous, hazardous or toxic, or as pollutants or contaminants, or to which exposure is prohibited or restricted by any federal, state or local government or public agency, board, body or authority or by any Hazardous Material Law. “Hazardous Materials” include flammable explosives, radioactive materials, polychlorinated biphenyls, asbestos, hazardous waste, radon, toxic substances or other related materials whether in the form of a chemical, element, compound, solution, mixture or otherwise, including those materials defined as “hazardous substances”, “hazardous materials”, “toxic substances”, “air pollutants”, “toxic pollutants”, “hazardous wastes”, “extremely hazardous waste” or “restricted hazardous waste” by any Hazardous Materials Law. Notwithstanding anything to the contrary herein, there may be used on the Property commonly used household items such as, without limitation, paint and cleaning supplies and substances if used in the ordinary course of business of operating the Property, so long as in compliance with Hazardous Material Laws.

6.20.9 Nothing herein shall be construed for purposes of any Hazardous Materials Law as devolving control of any of the Properties or imposing owner or operator status on the Trustee or Beneficiary.

6.20.10 Intentionally deleted.

6.21 Default Provisions.

6.21.1 Rights and Remedies. At any time after the occurrence and during the continuance of an Event of Default, Beneficiary and Trustee and each of them shall have each and all of the following rights and remedies:

(a) Immediate Payment of Obligations. With notice, to declare all obligations secured by any Loan Document immediately due and payable.

(b) Cure Default. With or without notice, and without releasing Trustor from any obligation hereunder, to cure any default of Trustor and, in connection therewith, to enter upon the any of Properties in person, or by an agent or employee, or by a receiver appointed by a court of competent jurisdiction, and to do such acts and things as Beneficiary or Trustee may deem necessary or desirable to protect the security hereof.

(c) Judicial Proceedings. To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this Deed of Trust as a mortgage, or without regard to the adequacy of any security for the indebtedness secured hereby, to obtain specific enforcement of the covenants of Trustor hereunder, for an injunction against any violation of this Deed of Trust, the appointment of a receiver, or for such other equitable relief as may be appropriate, in addition to any other remedies Beneficiary may otherwise have.

(d) Manage and Operate Properties. To enter upon, possess, manage and operate any of the Properties, or any part thereof, either in person, or by an agent or employee, or by a receiver appointed by a court of competent jurisdiction; to make, terminate, enforce or modify leases of any of the Properties upon such terms and conditions as Beneficiary deems necessary or proper and to act in any manner which Beneficiary or Trustee may deem necessary or desirable in connection therewith; and to make repairs, alterations and improvements to any of the Properties necessary, in Trustee’s or Beneficiary’s judgment, to protect or enhance the security hereof. All sums realized by Beneficiary under this Section 6.21.1(d), less all costs and expenses incurred by it hereunder, including attorneys’ fees and costs actually incurred, shall be applied on any indebtedness secured hereby in such order of priority as Beneficiary shall determine. Neither application of such sums to such indebtedness, nor any other action taken by Beneficiary under this Section 6.21.1(d), shall cure or waive any Event of Default or notice of Event of Default or nullify the effect of any such notice.

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(e) Elect to Sell Properties. To execute a written notice of such Event of Default and of the election to cause any of the Properties to be sold to satisfy the obligations secured hereby, Trustee shall give and record such notice as the law then requires as a condition precedent to a trustee’s sale. When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Trustor except as otherwise may then be required by law, shall sell the applicable Property at the time and place of sale fixed by it in the notice of sale, either as a whole or in separate parcels or through one or more successive sales and in such order as it or Beneficiary may determine, at public auction to the highest bidder for cash, in lawful money of the United States, or other form of payment acceptable to Beneficiary, payable at the time of sale. Trustor shall have no right to direct the order in which the applicable Property is sold. Beneficiary may, in its sole discretion, designate the order in which the applicable Property is offered for sale or sold and determine if such Property shall be sold through a single sale or through two or more successive sales, or in any other manner Beneficiary deems to be in its best interest. If Beneficiary elects more than one sale or other disposition of the applicable Property, Beneficiary may at its option cause the same to be conducted simultaneously or in such order and at such times as Beneficiary may deem to be in its best interests, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of such Property not then sold until all indebtedness secured hereby has been fully paid. If Beneficiary elects to dispose of the applicable Property through more than one sale, Trustor shall pay the out-of-pocket costs and expenses of each such sale and of any judicial proceedings where the same may be undertaken. Trustee may postpone any such sale by public announcement at the time and place fixed by the notice of sale, and may thereafter continue such postponement by like announcements at the time and place fixed by the preceding postponement, at Beneficiary’s direction and without necessity of additional notices of sale. Trustee shall deliver to the purchaser at such sale a deed conveying the applicable Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustee, Trustor or Beneficiary, may purchase at such sale. Notwithstanding anything to the contrary contained herein, Trustee shall (to the extent permitted by applicable law) allocate or apply the proceeds of sale (including the amount of any credit bid) in such manner and in such priority as Beneficiary may elect in its sole and absolute discretion.

(f) Resort to Security. To resort to and realize upon the security hereunder and any other security now or hereafter held by Beneficiary in such order and manner as Trustee and Beneficiary, or either of them, may in their sole discretion determine. Resort to any or all such security may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both.

(g) Appointment of Receiver. To apply to any court having jurisdiction to appoint a receiver or receivers for any of the Properties, as a matter of right and without notice to Trustor or anyone claiming under Trustor, and without regard to the then value of any of Properties or the adequacy of any security for the obligations secured hereby, Trustor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided herein. Trustor agrees to promptly deliver to any such receiver all leases, rents, issues and profits (including security deposits), documents, financial data and other information requested by such receiver in connection with any of the Properties and, without limiting the foregoing, Trustor hereby authorizes Beneficiary to deliver to any such receiver any or all of the leases, rents, issues and profits, documents, data and information in Beneficiary’s possession relating to any of the Properties.

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(h) Exercise Other Rights and Remedies. To exercise or invoke any and all other rights and remedies as may be available to Beneficiary or Trustee now or hereafter at law or in equity.

No action taken, or right or remedy invoked, by Beneficiary or Trustee under this Section 6.21.1, including the appointment of a receiver for any of the Properties, or the entry into possession of any of the Properties, or any part thereof, by such receiver, or otherwise, shall be deemed to make Beneficiary a “mortgagee in possession” or otherwise responsible or liable in any manner with respect to any of the Properties, or the use, occupancy, enjoyment or operation of all or any part thereof. In no event shall Beneficiary be required to accept a cure of any default beyond the applicable grace, notice and cure periods provided in the Loan Documents, if any, notwithstanding any statement or provision to the effect that rights or remedies are available while an Event of Default “exists”, “continues” or is “outstanding”, or during the “existence” or “continuation” of an Event of Default (or any similar statement or provision) in any of the Loan Documents, or anything else in the Loan Documents.

6.21.2 Payment of Costs, Expenses and Attorneys’ Fees. All out-of-pocket costs and expenses incurred by Trustee and Beneficiary pursuant to Section 6.21.1 (including court costs and attorneys’ fees, whether or not incurred in litigation and whether or not foreclosure is concluded, including, without limitation, attorney’s fees incurred in connection with any judicial or nonjudicial foreclosure of this Deed of Trust or the other Loan Documents, or in connection with both judicial and nonjudicial foreclosure, if Beneficiary shall elect to pursue each such remedy whether concurrently or independently) shall be secured by this Deed of Trust and shall bear interest at the interest rate of the Note or at the Past Due Rate if the Note contains a Past Due Rate, from the date of expenditure until such sums have been paid. Beneficiary shall be entitled to bid, at any sale of any of the Properties held pursuant to Section 6.21.1(e) above, the amount of all such costs, expenses, and interest in addition to the amount of any other obligations hereby secured by a credit bid as the equivalent of cash.

6.21.3 Remedies Cumulative; No Waiver. All rights and remedies of Beneficiary and Trustee hereunder are cumulative and not alternative, and are in addition to all rights and remedies otherwise provided by law. No exercise of any right or remedy by Beneficiary or Trustee shall constitute a waiver of any other right or remedy. No delay or omission by Trustee or Beneficiary to exercise any right, power or remedy hereunder shall impair any such right or remedy, or be construed as a waiver of any Event of Default, or any acquiescence therein. By accepting payment of any sum secured hereby after its due date or later performance of any obligation secured hereby, Beneficiary shall not waive its right against any person obligated directly or indirectly hereunder, or on any obligation hereby secured, either to require prompt payment when due of all other sums so secured or to declare an Event of Default for failure to make such prompt payment or render such performance; and Beneficiary’s acceptance of partial payment of any sum secured hereby after its due date (which may be applied to such outstanding payment obligations as Beneficiary may elect, notwithstanding Trustor’s instructions to the contrary), or acceptance of partial performance of any obligation secured hereby in default, shall not cure such payment failure or default, or affect any notice of an Event of Default or sale heretofore given or recorded, unless such notice is expressly revoked in writing by Beneficiary.

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6.21.4 Releases, Extensions, Modifications and Additional Security. Without affecting the liability of any person for payment of any indebtedness secured hereby, or the lien or priority of this Deed of Trust or any other Loan Document upon any of the Properties, Beneficiary may, from time to time, with or without notice, do one or more of the following: release the liability of any person for the payment of any indebtedness secured hereby; make any agreement or take any action extending the maturity or otherwise altering the terms or increasing the amount of any indebtedness secured hereby; and accept additional security, or release all or a portion of any of the Properties and other security held to secure the indebtedness secured hereby. If Beneficiary holds any other or additional security for the payment of any indebtedness or performance of any obligation hereby secured, then any sale or foreclosure of such security upon any Event of Default, in the sole discretion of Beneficiary, may be prior to, subsequent to, or contemporaneous with, any sale or foreclosure hereunder and any property in which Beneficiary holds a security interest may be sold as a unit with any of the Properties.

6.21.5 Marshalling of Assets. Trustor waives all right to require a marshalling of assets by Trustee or Beneficiary; and Trustor waives the right to require Trustee or Beneficiary to resort first to any portion of any of the Properties (or any portion thereof) retained by Trustor before resorting to any other portion of any of the Properties (or any portion thereof) which may have been transferred or conveyed subject hereto, whether such resort to security is undertaken by non-judicial sale or through proceedings in judicial foreclosure.

6.22 Amendments. This Deed of Trust may be amended at any time and from time to time only by an amendment in writing, executed by Beneficiary and Trustor, and recorded or filed as required by applicable law for the giving of constructive notice.

6.23 Consents. Any consent or waiver by Beneficiary to or of any term, covenant or condition under this Deed of Trust, or of any Event of Default, or failure by Beneficiary to insist upon strict performance by Trustor of any term, covenant or condition contained in any Loan Document, shall be effective or binding on Beneficiary only if made in writing by Beneficiary and no such consent or waiver shall be implied from any conduct or act of Beneficiary, or any omission by Beneficiary to take action with respect to any such term, covenant, condition or default. No express written consent to or waiver of any term, covenant or condition of this Deed of Trust or Event of Default shall affect any other term, covenant or condition, or any other matter or Event of Default, or cover any other time period or event, other than the application of any such term, covenant or condition to the matter as to which a consent or waiver has been given or the Event of Default, time period or event specified in such express consent or waiver.

6.24 Further Assurances. Trustor shall, upon request by Beneficiary or Trustee, execute, with acknowledgment or affidavit if required, and deliver, any and all documents and instruments required to effectuate the provisions hereof.

6.25 Statement of Condition. From time to time as required by law, Beneficiary shall furnish to Trustor such statements as may be required by law concerning the condition of the obligations secured hereby. As a condition to Beneficiary’s obligation to issue any such statement, Trustor shall pay to Beneficiary such charge as Beneficiary has established for the issuance of such statements, or the maximum amount allowed by law for each such statement, if such amount is less than Beneficiary’s charge.

6.26 Trustor, Beneficiary and Trustee Defined. As used in this Deed of Trust, the term “Trustor” includes each original signatory of this Deed of Trust as Trustor and each of its permitted successors and assigns; the term “Beneficiary” includes the Beneficiary named herein or any future owner or holder, including pledgees, of any note, notes or instrument secured hereby, or any participation therein; and the term “Trustee” includes the original Trustee under this Deed of Trust and its successors and assigns.

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6.27 Rules of Construction. When the identity of the parties or other circumstances make appropriate, the neuter gender shall include the feminine and masculine, and the singular number shall include the plural. Specific enumeration of rights, powers and remedies of Trustee and Beneficiary and of acts which they may do and of acts Trustor must do or not do shall not exclude or limit the general. The headings of each Section are for information and convenience and do not limit or construe the contents of any provision hereof. The provisions of this Deed of Trust shall be construed as a whole according to their common meaning, not strictly for or against any party and consistent with the provisions herein contained, in order to achieve the objectives and purposes of these trusts. The use in this Deed of Trust (including any Exhibit hereto) of the words “including”, “such as” or words of similar import when following any general term, statement or matter shall not be construed to limit such statement, term or matter to the specific items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such statement, term or matter; the use herein of the words “costs” or “expenses” shall include the cost of title evidence and fees and costs of attorneys for Beneficiary or Trustee; and the use herein of the word “prompt”, or “immediately” in any form, or words of similar import, when used with reference to any notice required to be given or act to be undertaken by Trustor shall mean notice given or act performed not later than five (5) days after the occurrence of the specified event for which notice or action is required, unless another time period is made expressly applicable. If Trustor is composed of more than one person or entity, then the obligations of Trustor under this Deed of Trust, the Note and under the other Loan Documents are joint and several; and each covenant, warranty, representation and agreement of Trustor hereunder and thereunder shall be deemed made by each such person or entity comprising Trustor, both individually and collectively.

6.28 Severability. If any term of this Deed of Trust, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Deed of Trust, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Deed of Trust shall be valid and enforceable to the fullest extent permitted by law.

6.29 Successors in Interest. Subject to the limitations herein contained regarding Transfers, the terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the parties, and their respective heirs, successors and assigns, and shall also be binding upon all tenants, lessees, occupants or other persons in possession of all, or any part of, any of the Properties, or holding under Trustor.

6.30 Estoppel Certificates; Information to Third Persons.

6.30.1 Execution of Estoppel Certificates by Trustor. Within ten (10) days after Beneficiary’s request therefor, Trustor shall deliver a duly acknowledged written statement setting forth the amount of the indebtedness secured by this Deed of Trust, stating either that no setoffs or defenses exist against the Deed of Trust, or, if such setoffs or defenses are alleged to exist, the specific nature thereof, and attesting to such other matters with respect to this Deed of Trust, or any indebtedness secured hereby, which Beneficiary may request. Failure of Trustor to execute, acknowledge and return such statement within the time period herein specified shall be deemed an admission by Trustor that the information contained in the statement is true and correct. Trustor acknowledges that any statement rendered hereunder may be relied upon by any transferee or assignee of Beneficiary, or any other person or entity participating in the Note or this Deed of Trust.

6.30.2 Trustor’s Obligation to Supply Information to Third Persons. If, at any time, Beneficiary desires to sell, transfer or grant a participation interest in all or any portion of the Note, this Deed of Trust or any other Loan Document to any third person, Trustor shall furnish in a timely manner any and all information concerning the Property and leases thereof, and concerning Trustor’s and the Property’s financial condition, which information is requested by Beneficiary or such person in connection with any such sale, transfer or participation. All such financial information shall conform to the standards set forth in Section 6.12 and shall otherwise be in such form, substance and detail as Beneficiary, or such person, may require.

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6.31 Commingling of Funds. No sums collected or retained by Beneficiary shall be deemed to be held in trust; and Beneficiary may commingle any and all such funds or proceeds with its general assets and shall not be liable for the payment of any interest or other return thereon, except to the minimum extent required by law.

6.32 Certain Warranties and Representations. All representations and warranties contained in any Loan Document, and each representation or warranty of Trustor incorporated by reference therein or herein, and any modification or amendment thereof, shall survive the closing and funding of the loan, shall not be deemed to have merged herein or in any other document or instrument delivered concurrently herewith or hereafter, and shall remain as continuing representations and warranties of Trustor so long as any portion of the indebtedness secured hereby remains unpaid.

6.33 Trustor Waiver of Rights. Trustor waives, to the extent permitted by law, (a) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of any of the Properties, (b) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the obligation secured hereby in the event of foreclosure of the liens hereby created, (c) all rights and remedies which Trustor may have or be able to assert by reason of the laws of the State of Texas pertaining to the rights and remedies of sureties, (d) the right to assert any statute of limitations as a bar to the enforcement of the lien of this Deed of Trust or to any action brought to enforce the Note or any other obligation secured hereby, and (e) any rights, legal or equitable, to require marshalling of assets or to require foreclosure sales in a particular order. Beneficiary shall have the right to determine the order in which any or all of the Properties shall be subjected to the remedies provided herein. Beneficiary shall have the right to determine the order in which any of all portions of the obligations secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein.

6.34 Effect of Waivers. Trustor acknowledges, warrants and represents in connection with each waiver of any right or remedy of Trustor contained in this Deed of Trust, the Note, or any other Loan Document, that it has been fully informed with respect to, and represented by counsel of its choice in connection with, such rights and remedies, and all such waivers, and after such advice and consultation, has presently and actually intended, with full knowledge of its rights and remedies otherwise available at law or in equity, to waive or relinquish such rights and remedies to the full extent specified in each such waiver.

6.35 Late Charges; Past Due Rate; Prepayment. The Note may contain provisions imposing a late charge and past due rate of interest if payments are not timely made, and prepayment restrictions and premiums as more particularly described in the Note.

6.36 Status of Trustee. Trustee shall be the agent of Beneficiary and Trustor hereunder, but only upon and limited solely to the rights, duties, powers, obligations, terms, covenants and conditions contained in this Deed of Trust; and Trustee’s rights, duties and obligations as agent hereunder shall be strictly limited to and construed in accordance with the terms of this Deed of Trust, Beneficiary and Trustor acknowledging their intent that no other right, duty or obligation shall be implied as a result of the agency relationship created hereunder.

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6.37 Governing Law. This Deed of Trust shall be governed by and construed and enforced in accordance with the laws of the State of Texas (without regard to conflicts of law), except where federal law is applicable (including, without limitation, any applicable federal law preempting state laws).

6.38 Notices. Except when otherwise required by law, any notice which a party is required or may desire to give the other shall be in writing and may be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows to Beneficiary and as provided on the Addendum as to Trustor (subject to the right of a party to designate a different address for itself by notice similarly given at least 15 days in advance):

To Trustor:

REVEN HOUSING TEXAS, LLC

7911 Herschel Avenue

Suite 201

La Jolla, California 92037

Attention: Thad Meyer

To Beneficiary:

SILVERGATE BANK

4275 Executive Square

Suite 800

La Jolla, California 92037-1492

Attention: Commercial Loan Department

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier’s proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given. Trustor requests that a copy of any notice of default and notice of sale hereunder by mailed to Trustor as provided on the Addendum.

6.39 Sale of Participation. Beneficiary may, at any time, sell, transfer, assign or grant participations herein and in any and all notes and other obligations secured hereby, and Beneficiary may forward to each participant and prospective participant all documents and information which Beneficiary now has or later may acquire relating to those obligations and to Trustor, and any partners or joint venturers of Trustor, whether furnished by Trustor or otherwise, as Beneficiary determines necessary or desirable.

6.40 Representation by Legal Counsel. Trustor acknowledges that it has been advised by Beneficiary to seek the advice of legal counsel in connection with the negotiation and preparation of the Loan Documents. If Trustor has chosen not to obtain legal representation, whether due to cost considerations or for other reasons, the lack of such representation shall not furnish Trustor with any defense to the enforcement of Beneficiary’s obligations under the Loan Documents.

6.41 Reimbursement of Expenses. Trustor shall pay all expenses incurred by Beneficiary in connection with the making or administration of the Loan, including fees and expenses of Beneficiary’s attorneys, environmental, engineering and other consultants, and fees, charges or taxes for the recording or filing of Loan Documents, audit costs, attorneys’ fees and costs, and inspection fees, and fees and costs relating to settlement of condemnation and casualty awards, and premiums for title insurance and endorsements thereto.

28	Deed of Trust

6.42 Management. There shall be no change in the day-to-day control and management of Trustor; nor shall there be any change in any manager of any of the Properties without the prior written consent of Beneficiary, to be granted or withheld by Beneficiary in good faith. Trustor shall not terminate, replace or appoint any manager or terminate, amend or enter into any management agreement for any of the Properties without Beneficiary’s prior written approval, to be granted or withheld by Beneficiary in good faith. Each property manager shall hold and maintain all necessary licenses, certifications and permits required by law. Trustor shall fully perform all of its covenants, agreements and obligations under any management agreement of any of the Properties. Any management agreement will be subordinated to Beneficiary’s rights hereunder.

7. Representations and Warranties. Trustor represents and warrants to Beneficiary that:

7.1 Organization and Power. Trustor and each Additional Essential Party that is not an individual is duly organized, validly existing and in good standing under the laws of the state of its formation or existence, and is in compliance with legal requirements applicable to doing business in the State. Trustor is not a “foreign person” within the meaning of § 1445(f)(3) of the Internal Revenue Code.

7.2 Validity of Loan Documents. The execution, delivery and performance by Trustor and each Additional Essential Party of the Loan Documents: (1) are duly authorized and do not require the consent or approval of any other party or governmental authority which has not been obtained; and (2) will not violate any law or result in the imposition of any lien, charge or encumbrance upon the assets of any such party, except as contemplated by the Loan Documents. The Loan Documents constitute the legal, valid and binding obligations of Trustor and each Additional Essential Party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors’ rights.

7.3 Liabilities; Litigation.

7.3.1 Any financial statements delivered by Trustor and each Additional Essential Party are materially true and correct with no significant change since the date of preparation. Except as disclosed in such financial statements, there are no liabilities (fixed or contingent) affecting the any of the Properties, Trustor or any Additional Essential Party. Except as disclosed in such financial statements and to the knowledge of Trustor, there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of Trustor, threatened, against any of the Properties, Trustor or any Additional Essential Party which if adversely determined could have a material adverse effect on such party, any of the Properties or the Loan.

7.3.2 Neither Trustor nor any Additional Essential Party is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and neither Trustor nor any Additional Essential Party has knowledge of any Person contemplating the filing of any such petition against it.

29	Deed of Trust

7.4 Taxes and Assessments. Each of the Properties is comprised of one or more parcels, each of which constitutes a separate legal parcel and a separate tax lot and none of which constitutes a portion of any other tax lot. There are no pending or, to Trustor’s best knowledge, proposed, special or other assessments for public improvements or otherwise affecting any of the Properties, nor are there any contemplated improvements to any of the Properties that may result in such special or other assessments.

7.5 Other Agreements; Defaults. Neither Trustor nor any Additional Essential Party is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which might adversely affect in any material respect, the use or value of any of the Properties or the business, operations, or condition (financial or otherwise) of Trustor or any Additional Essential Party. Neither Trustor nor any Additional Essential Party is in violation of any agreement which violation would have a material adverse effect on any of the Properties, Trustor, or any Additional Essential Party or Trustor’s or any Additional Essential Party’s business, properties, or assets, operations or condition, financial or otherwise.

7.6 Compliance with Law.

7.6.1 Trustor and each Additional Essential Party, and, to Trustor’s actual knowledge, each tenant at each of the Properties, have all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, lease and operate such Property and carry on its business, and each of the Properties is in compliance with all applicable legal requirements in all material respects and is free of structural defects, and all building systems contained therein are in good working order, subject to ordinary wear and tear. Each of the Properties do not constitute, in whole or in part, a legally nonconforming use under applicable legal requirements;

7.6.2 No condemnation has been commenced or, to Trustor’s knowledge, is contemplated with respect to all or any portion of any of the Properties or for the relocation of roadways providing access to any of the Properties; and

7.6.3 Each of the Properties has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary or convenient to the full use and enjoyment of each of the Properties are located in the public right-of-way abutting the applicable Property, and all such utilities are connected so as to serve the applicable Property without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefiting the applicable Property. All roads necessary for the full utilization of each of the Properties for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities.

7.7 Location of Trustor. Trustor’s principal place of business and chief executive offices are located at the address stated in the Addendum hereto.

7.8 ERISA. Trustor has not established any pension plan for employees which would cause Trustor to be subject to the Employee Retirement Income Security Act of 1974, as amended.

7.9 Margin Stock. No part of proceeds of the Loan will be used for purchasing or acquiring any “margin stock” within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

30	Deed of Trust

7.10 Tax Filings. Trustor and each Additional Essential Party have filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Trustor and each Additional Essential Party, respectively.

7.11 Solvency. Giving effect to the Loan, the fair saleable value of Trustor’s assets exceeds and will, immediately following the making of the Loan, exceed Trustor’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Trustor’s assets is and will, immediately following the making of the Loan, be greater than Trustor’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured, Trustor’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Trustor does not intend to incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by Trustor and the amounts to be payable on or in respect of obligations of Trustor).

7.12 General Facts. No statement of fact made by or on behalf of Trustor or any Additional Essential Party in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Trustor which has not been disclosed to Beneficiary which adversely affects, nor as far as Trustor can foresee, might adversely affect, any of the Properties or the business, operations or condition (financial or otherwise) of Trustor or any Additional Essential Party.

7.13 Representations and Warranties on Leases. Trustor represents and warrants to Beneficiary with respect to leases of each of the Properties that: (1) the rent roll delivered to Beneficiary is true and correct in all material respects, and the leases are valid and in and full force and effect; (2) the leases (including amendments) are in writing, and there are no oral agreements with respect thereto; (3) the copies of the leases delivered to Beneficiary are true and complete; (4) to the knowledge of Trustor, neither the landlord nor any tenant is in default under any of the leases; (5) Trustor has no knowledge of any notice of termination or default with respect to any lease; (6) Trustor has not assigned or pledged any of the leases, the rents or any interests therein except to Beneficiary; (7) no tenant or other party has an option to purchase all or any portion of any of the Properties; (8) no tenant has the right to terminate its lease prior to expiration of the stated term of such lease, except as stated in each such lease; and (9) no tenant has prepaid more than one month’s rent in advance (except for bona fide security deposits not in excess of an amount equal to one month’s rent).

7.14 Physical Condition of Properties. There are no material physical or mechanical defects of any of the Properties, including, without limitation, the structural and load bearing components of the Properties, the roof(s), the parking lot(s), the plumbing, heating, air conditioning and electrical systems, and all such items are in good operating condition, ordinary wear and tear excepted.

7.15 Accuracy of Documents and Instruments. The survey, mechanical and structural plans and specifications, soil reports, leases, certificates of occupancy, warranties, operating statements, rent roll and income and expense reports, and all other books and records relating to any of the Properties and all other contracts or documents delivered to Beneficiary in connection with this Agreement are true, correct and complete copies of such documents, and are in full force and effect, without default by (or notice of default to) any party.

31	Deed of Trust

7.16 Condemnation. Trustor does not have knowledge of any condemnation, environmental, zoning or other land-use regulation proceedings, either instituted or planned to be instituted, which would detrimentally affect the use, operation or value of any of the Properties, nor has Trustor received notice of any special assessment proceedings affecting any of the Properties.

7.17 No Litigation. There is no litigation pending or, after due and diligent inquiry, to the best of Trustor’s knowledge threatened, against Trustor or any tenant at any of the Properties that might detrimentally affect the value or the use or operation of any of the Properties for its intended purpose or the ability of Trustor to perform its obligations under this Agreement.

7.18 Title to Properties. Trustor is the legal and equitable owner of each of the Properties, with full right to convey a security interest in the same, and without limiting the generality of the foregoing, Trustor has not granted any option or right of first refusal or first opportunity to any party to acquire any interest in any of the Properties.

7.19 Wetlands. No portion of any of the Properties is located in a wetland area, as defined by applicable laws, or in a designated or recognized floodplain, flood plain district, flood hazard area or area of similar characterization. No commercial use of any portion of any of the Properties will violate any requirement of the United States Corps of Engineers or laws relating to wetland areas.

7.20 No Anticipated Lease Terminations. Except as may have been disclosed in writing to Beneficiary, none of the tenants at any of the Properties has indicated to Trustor either orally or in writing its intent to terminate its respective lease prior to expiration of the respective term of such Lease.

8. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, TRUSTOR AND BENEFICIARY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS DEED OF TRUST, THE LOAN, OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF BENEFICIARY, TRUSTOR OR TRUSTEE OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN OR ANY OF THE PROPERTIES. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BENEFICIARY TO MAKE THE LOAN TO TRUSTOR.

9. Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Section 9 and the terms and conditions of this Deed of Trust, the terms and Conditions of this Section 9 shall control and be binding.

9.1 Fixture Filing. Without limiting any provision of this Deed of Trust, this Deed of Trust shall also constitute and be effective as a financing statement covering accounts subject to subsection (e) of Section 9.103 of the Texas Business and Commerce Code, as amended (or any successor statute thereof).

9.2 SPECIFIC NOTICE. IT IS EXPRESSLY AGREED AND UNDERSTOOD THAT THIS DEED OF TRUST INCLUDES INDEMNIFICATION PROVISIONS WHICH, IN CERTAIN CIRCUMSTANCES, COULD INCLUDE AN INDEMNIFICATION BY TRUSTOR OF BENEFICIARY FROM CLAIMS OR LOSSES ARISING AS A RESULT OF BENEFICIARY’S OWN NEGLIGENCE.

32	Deed of Trust

9.3 Foreclosure. Upon the occurrence and during the continuance of an Event of Default, Beneficiary may request Trustee to proceed with foreclosure under the power of sale which is hereby conferred. Such foreclosure to be accomplished in accordance with the following provisions:

9.3.1 Public Sale. Trustee is hereby authorized and empowered, and it shall be Trustee’s special duty, upon such request of Beneficiary, to sell the Real Property, or any part thereof at public auction to the highest bidder for cash, with or without having taken possession of same. Any such sale (including notice thereof) shall comply with the applicable requirements. At the time of the sale of Section 51.002 of the Texas Property Code or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of Texas real property under powers of sale conferred by deeds of trust. If there is no statute in force at the time of the sale governing sales of Texas real property under powers of sale conferred by deeds of trust, such sale shall comply with applicable law.

9.3.2 Sale Subject to Unmatured Indebtedness. In addition to the rights and powers of sale granted under the preceding provisions of this subsection, if default is made in the payment of any installment of the indebtedness secured hereby, beyond any applicable notice and cure period, Beneficiary may, at Beneficiary’s option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire indebtedness secured hereby to be due and payable, orally or in writing direct Trustee to enforce this trust and to sell the Real Property subject to such unmatured indebtedness and to the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of such unmatured indebtedness, in the same manner, all as provided in the preceding provisions of this subsection. Sales made without maturing the indebtedness secured hereby may be made hereunder whenever there is a default in the payment of any installment of the indebtedness secured hereby beyond any applicable notice and cure period, without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this subsection, the unmatured balance of the indebtedness secured hereby or the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of the indebtedness secured hereby.

9.3.3 Partial Foreclosure. Sale of a part of the Real Property shall not exhaust the power of sale, but sales may be made from time to time until the indebtedness secured hereby is paid and the Obligations are performed and discharged in full. It is intended by each of the foregoing provisions of this subsection that Trustee may, after any request or direction by Beneficiary, sell not only the Property and the Improvements, but also the fixtures and Personal Property and other interests constituting a part of the Real Property or any part thereof, along with the Property and the Improvements or any part thereof, as a unit and as a part of a single sale, or may sell at any time or from time to time any part or parts of the Real Property separately from the remainder of the Real Property. It shall not be necessary to have present or to exhibit at any sale any of the Real Property.

9.3.4 Trustee’s Deeds. After any sale under this subsection, Trustee shall make good and sufficient deeds, assignments, and other conveyances to the purchaser or purchasers thereunder in the name of Trustor, conveying the Real Property or any part thereof so sold to the purchaser or purchasers with general warranty of title by Trustor. It is agreed that in any deeds, assignments or other conveyances given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Beneficiary, the occurrence or existence of any Event of Default, the notice of intention to accelerate, or acceleration of, the maturity of the indebtedness secured hereby, the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, distribution, and application of the money realized therefrom, the due and proper appointment of a substitute Trustee, and without being limited by the foregoing, any other act or thing having been duly done by or on behalf of Beneficiary or by or on behalf of Trustee, shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state true, correct, and complete facts and are to be so accepted, and Trustor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.

33	Deed of Trust

9.4 Special Texas Provisions

9.4.1 Acceleration; Remedies. Beneficiary shall give notice to Trustor prior to acceleration following Trustor's breach of any covenant or agreement in this Deed of Trust. The notice shall specify: (a) the default; (b) the action required to cure the default; (c) the date by which the default must be cured; and (d) that failure to cure the default on or before the date specified in the notice will result in acceleration of the sums secured by this Deed of Trust and sale of the Property. If the default is not cured on or before the date specified in the notice, Beneficiary at its option may require immediate payment in full of all sums secured by this Deed of Trust without further demand and may invoke the power of sale and any other remedies permitted by applicable law. Beneficiary shall be entitled to collect all expenses incurred in pursuing the remedies provided in this Section 9.4, including, but not limited to, reasonable attorneys' fees in the amount allowable under applicable state law and costs of title evidence.

If Beneficiary invokes the power of sale, Beneficiary or Trustee shall give notice of the time, place and terms of sale by posting and filing the notice at least 21 days prior to sale as provided by applicable law. Beneficiary shall mail a copy of the notice of sale to Trustor and to each person who is obligated to pay the debt in the time and the manner prescribed by applicable law. The affidavit of any person having knowledge of the facts to the effect that required notices were posted, filed or mailed will be prima facie evidence of the facts recited in the affidavit. The sale shall be a public sale at auction held between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month. Trustor authorizes Trustee to sell the Property to the highest bidder for cash in one or more parcels and in any order Trustee determines. Beneficiary or its designee may purchase the Property at any sale.

Trustee shall deliver to the purchaser Trustee's deed conveying indefeasible title to the Property with covenants of general warranty. Trustor covenants and agrees to defend generally the purchaser's title to the Property against all claims and demands. The recitals in the Trustee's deed shall be prima facie evidence of the truth of the statements made therein. At any time before the sale, Beneficiary may direct Trustee to abandon the sale and may at any time thereafter direct Trustee to again commence foreclosure. Whether or not foreclosure is commenced by Trustee, Beneficiary may at any time after an Event of Default occurs, institute suit for collection of all or any part of the debt or foreclosure of the lien of this Deed of Trust or both. If Beneficiary institutes suit for collection of the debt and foreclosure of the lien of this Deed of Trust, Beneficiary may at any time before the entry of final judgment dismiss the same and require Trustee to sell the Property in accordance with the provisions of this Deed of Trust. No single sale or series of sales under this Deed of Trust or by judicial foreclosure will extinguish the lien or exhaust the power of sale under this Deed of Trust except with respect to the items of property sold. Trustee shall apply the proceeds of the sale in the following order: (a) to all expenses of the sale, including, but not limited to, reasonable Trustee's and attorneys' fees in the amount allowable under applicable state law; (b) to all sums secured by this Deed of Trust; and (c) any excess to the person or persons legally entitled to it. If the Property is sold pursuant to this Section 9.4, Trustor or any person holding possession of the Property through Trustor shall immediately surrender possession of the Property to the purchaser at that sale. If possession is not surrendered, Trustor or such person shall be a tenant at sufferance and may be removed by writ of possession.

9.4.2 Waiver of Notice of Intention to Accelerate. Trustor waives the right to notice of default, notice of intention to accelerate or notice of intention to require immediate payment in full of all sums secured by this Deed of Trust except as provided in this Section 9.4.

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9.4.3 Release. Upon payment of all sums secured by this Deed of Trust, Beneficiary shall release this Deed of Trust. Trustor shall pay any recordation costs.

9.4.4 Market Value of the Property. In the event of a foreclosure sale, Trustor agrees as follows: Notwithstanding the provisions of Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Trustor agrees that the following shall be the basis for the finder of facts’ determination of the fair market value of the Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time):

(a) The Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Property will be repaired or improved in any manner before a resale of the Property after foreclosure;

(b) The valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Property for cash promptly (but no later than 12 months) following the foreclosure sale;

(c) All reasonable closing costs customarily borne by the seller in a commercial real estate transaction should be deducted from the gross fair market value of the Property, including, without limitation, brokerage commissions, title insurance, a survey of the Property, tax prorations, attorney’s fees and marketing costs;

(d) The gross fair market value of the Property shall be further discounted to account for any estimated holding costs associated with maintaining the Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments to the extent not accounted for in subparagraph (iii) above and other maintenance expenses; and

(e) Any expert opinion testimony given or considered in connection with a determination of the fair market value of the Property must be given by persons having at least five years’ experience in appraising property similar to the Property and who have conducted and prepared a complete written appraisal of the Property, taking into consideration the factors set forth above.

9.4.5 Waiver. In addition to the other waivers set forth in the Deed of Trust, to the extent that Trustor may lawfully do so, Trustor expressly waives and relinquishes any right or remedy which it may have or be able to assert by reason of the provisions of Chapter 34 of the Business and Commerce Code of the State of Texas, pertaining to the rights and remedies of sureties. All of the waivers set forth in the Deed of Trust are limited to the extent allowed by Texas law.

35	Deed of Trust

9.4.6 Limitation on Interest. All agreements between Trustor and Beneficiary, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Beneficiary for the use, forbearance, or detention of the money to be loaned pursuant to the Note or otherwise, or for the performance or payment of any covenant or obligation contained herein, exceed the maximum amount permissible under Applicable Law. If from any circumstance whatsoever fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance Beneficiary shall ever receive as interest under such Note or this Deed of Trust or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under the Note or on account of the other indebtedness secured hereby and not to the payment of interest or if such excessive interest exceeds the unpaid balance of principal of the Note and such other indebtedness, such excess shall be refunded to Trustor, or to the maker of the Note or other evidence of indebtedness if other than Trustor. All sums paid or agreed to be paid to Beneficiary for the use, forbearance, or detention of the indebtedness secured hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof. In determining if Beneficiary had received anything of value deemed interest by applicable law that would exceed the Maximum Rate, Trustor and Beneficiary shall also, to the maximum extent permissible under applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than interest; and (b) exclude voluntary prepayments and the effects thereof. The terms and provisions of this Section shall control and supersede every other provision of all agreements between Trustor, the maker of the Note or other evidence of indebtedness if other than Trustor, and Beneficiary. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to the Note and/or the Obligations. Notwithstanding anything contained herein to the contrary, or in an of the other Loan Documents, it is not the intention of Beneficiary to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

9.4.7 Security Agreement. With respect to any portion of the Property which constitutes personal property or fixtures governed by the Uniform Commercial Code, this Deed of Trust shall constitute a security agreement between Trustor as the Debtor and Beneficiary as the Secured Party, and Trustor hereby grants to Beneficiary a security interest in such portion of the Property. Cumulative of all other rights of Beneficiary hereunder, Beneficiary shall have all of the rights conferred upon secured parties by the Uniform Commercial Code. Trustor will execute and deliver to Beneficiary all financing statements that may from time to time be required by Beneficiary to establish and maintain the validity and priority of the security interest of Beneficiary, or any modification thereof, and all costs and expenses of any searches reasonably required by Beneficiary. Beneficiary may exercise any or all of the remedies of a secured party available to it under the Uniform Commercial Code with respect to such property, and it is expressly agreed that if upon an Event of Default Beneficiary should proceed to dispose of such property in accordance with the provisions of the Uniform Commercial Code, then (10) days’ notice by Beneficiary to Trustor shall be deemed to be reasonable notice under any provision of the Uniform Commercial Code requiring such notice; provided, however, that Beneficiary may at its option dispose of such property in accordance with Beneficiary’s rights and remedies with respect to the real property pursuant to the provisions of this Deed of Trust, in lieu of proceeding under the Uniform Commercial Code.

9.4.8 Homestead Disclaimer. The Obligations evidenced by the Loan Documents are solely for the purpose of carrying on a business of Trustor, and is not for personal, family, household or agricultural purposes. The Property forms no part of any property owned, used or claimed by Trustor as a residence or business homestead and is not exempt from forced sale under the laws of the State in which the Property is located. Trustor hereby disclaims and renounces each and every claim to all or any portion of the Property as a homestead.

9.5 SECTION 26.02 NOTICE. IN ACCORDANCE WITH SECTION 26.02 OF THE UNIFORM COMMERCIAL CODE, THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS EVIDENCING, SECURING OR PERTAINING TO ALL OR ANY PORTION OF THE INDEBTEDNESS SECURED HEREBY REPRESENT THE FINAL AGREEMENT BETWEEN TRUSTOR AND BENEFICIARY AS TO THE SUBJECT MATTER THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

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9.6 TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE. (A) TRUSTOR IS REQUIRED TO (i) KEEP THE REAL PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT SPECIFIED HEREIN; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER OR OTHERWISE AS PROVIDED HEREIN; AND (iii) NAME BENEFICIARY AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS AS PROVIDED HEREIN; (B) SUBJECT TO THE PROVISIONS HEREOF, TRUSTOR MUST, IF REQUIRED BY BENEFICIARY, DELIVER TO BENEFICIARY A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) SUBJECT TO THE PROVISIONS HEREOF, IF TRUSTOR FAILS TO MEET ANY REQUIREMENT LISTED IN THE FOREGOING SUBPARTS (A) OR (B), BENEFICIARY MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF TRUSTOR AT TRUSTOR’S EXPENSE.

[Signatures begin on the following page]

37	Deed of Trust

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust on the day and year set forth above.

REVEN HOUSING TEXAS, LLC,
a Delaware limited liability company

By:	Reven Housing REIT, Inc.,
a Maryland corporation,
its Sole Member

	By:	/s/ Thad Meyer
	Name:	Thad Meyer
	Title:	Chief Financial Officer

Deed of Trust

STATE OF CALIFORNIA	)
)
COUNTY OF _____________________	)

On ____________________, before me, ____________________________, a Notary Public, personally appeared _______________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public

Deed of Trust

Exhibit “A”

Legal Description

[see attached]

SILVERGATE BANK Addendum To Deed of Trust

Exhibit “B”

ADDENDUM TO DEED OF TRUST

The following provisions are made a part of the Deed of Trust with Security Agreement, Assignment of Leases and Fixture Filing (the “Deed of Trust”) to which this Addendum is attached:

1. Certain Limitations on Beneficiary’s Remedies. The Note secured hereby contains certain provisions which impose certain limitations on Beneficiary’s right, otherwise available under this Deed of Trust or at law, to enforce against Trustor a judgment imposing personal liability on Trustor for a deficiency in payment of the indebtedness evidenced by the Note.

2. Impounds for Insurance. The obligation to make payments under Section 6.5 as to insurance (other than flood insurance) shall only apply (a) if Trustor fails for any reason to make payment prior to when due of any premium for any policy of insurance carried under Section 6.4 (or fails to provide timely evidence of such payment of insurance as provided herein), or (b) at Beneficiary’s option exercised at any time during the existence of any Event of Default. By way of clarification, Section 6.5 impound obligations apply to all flood insurance premiums.

3. Additional Essential Party. “Additional Essential Parties” shall mean Reven Housing REIT, Inc., a Maryland corporation.

4. Notice. The address of the Trustor for notice pursuant to Section 6.39 of the Deed of Trust is as follows:

Reven Housing Texas, LLC

7911 Herschel Avenue

Suite 201

La Jolla, California 92037

Attention: Thad Meyer

5. Principal Amount. The principal amount of the Note is $7,570,000.00

Payment obligations under the Loan are absolute and unconditional without any right of rescission, setoff, counterclaim or defense for any reason against Beneficiary. Trustor is unconditionally and irrevocably obligated to make the payments required under the Loan Documents notwithstanding any damage to, defects in or destruction of any part of any of the Properties or any other event, including obsolescence of any property or improvements.

SILVERGATE BANK Addendum To Deed of Trust